Exhibit 10.7

ASSIGNMENT, ASSUMPTION, AMENDMENT AND CONSENT

75 Kneeland Street, Lease of 6th Floor

This Assignment, Assumption, Amendment and Consent (this “Agreement”) is made as of September 1, 2001, by and among the TRUSTEES OF TUFTS COLLEGE, a Massachusetts not-for-profit corporation (the “Assignor”), PARATEK PHARMACEUTICALS, INC., a Delaware corporation (“Assignee”) and KING REAL ESTATE CORPORATION, AS TRUSTEE OF KNEELAND STREET REAL ESTATE TRUST (“Landlord”).

Assignor is the tenant under a certain lease dated November 10, 1993, as amended by amendment to lease dated March 31, 1998 (the “Lease”), entered into between Assignor and Landlord consisting of all of the rentable space on the 6th floor of the building located at 75 Kneeland Street in Boston, Massachusetts, containing approximately 15,088 rentable square feet of space (the “Premises”). A copy of the Lease is attached hereto as Exhibit A.

Assignor desires to assign its interest as tenant in the Lease to Assignee, and Assignee desires to accept the assignment thereof.

In accordance with the provisions of the Lease, Landlord’s consent to such assignment is required and Landlord is willing to give such consent subject to the terms and conditions of this agreement.

Now, therefore, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease, and Assignee hereby accepts the assignment, transfer and conveyance of such right, title and interest from the Assignor, at the rentals and upon all the other terms and conditions set forth in the Lease for the unexpired term of the Lease.

2. Assumption. Assignee agrees with Assignor and with Landlord to assume and does hereby assume all of tenant’s obligations under the Lease arising from and after the date hereof, including the payment of all rent, additional rent and other financial obligations of the tenant as set forth in the Lease and further assumes liability and responsibility for the due punctual performance of all the covenants, terms, conditions and provisions to be kept, observed and performed by the tenant as set forth in the Lease arising from and after the date hereof.

3. Assignor’s Obligations. Notwithstanding any other provisions of this Agreement, Assignor affirms and agrees that it shall remain fully and primarily liable to Landlord for the payment and performance of all obligations of the tenant under the Lease and that this Agreement shall not relieve Assignor of such liability; provided, however, that Assignor shall not be bound by any modifications to the Lease which are made without Assignor’s prior written consent and Assignor shall not be bound by the amendment to Article 35 of the Lease set forth in Section 8 of this Assignment (“Revised Article 35”).

4. Indemnity. Assignor hereby agrees to indemnify and hold Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to,

reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignor’s failure, prior to the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the tenant under the Lease, to be observed, performed or discharged on, or relating to, or accruing with respect to the period prior to the date of this Assignment.

Assignee hereby agrees to indemnify and hold Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignee’s failure, from and after the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the tenant under the Lease, to be observed, performed, or discharged on, or relating to, or accruing with respect to, the period from and after, but not before, the date of this Assignment, including, without limitation, all such covenants, obligations and liabilities under Revised Article 35. In addition, Assignee hereby agrees that its indemnity of Landlord under Section 35.11.1 of Revised Article 35 shall also run in favor of Assignor, substituting “Assignee” for “Tenant” and “Assignor” for “Landlord,” where applicable, including in the definitions of capitalized terms used in said Section 35A 1.1.

5. Certification. Landlord and Assignor hereby certify that: the Lease is in full force and effect; the copy of the Lease attached hereto is true, accurate and complete; there have been no modifications or amendments thereto; Assignor has fulfilled all of its obligations under the Lease and there exist no defaults under the Lease by Assignor; and Landlord has fulfilled all of its obligations under the Lease and there exist no defaults under the Lease by Landlord.

6. Notice. The tenant’s notice address under the Lease shall, from and after this date, be:

Paratek Pharmaceuticals, Inc.

75 Kneeland Street

Boston, MA 02110

7. Landlord’s Costs. Assignee shall pay all of Landlord’s $1,000 fee for its review and approval of this Agreement and shall also reimburse Assignor for reasonable attorneys’ fees and costs actually incurred (not to exceed $1,000) for the review and final execution of this Assignment and obtaining Landlord’s consent to the same.

8. Amendment to Lease. Assignor, Assignee and Landlord hereby agree that the Lease shall be amended, effective as of the date of this Agreement, by deleting the provisions of Article 35 in its entirety (however, such Article 35 shall be in full force and effect with respect to the obligations of the tenant thereunder arising prior to the date hereof), and the following shall be substituted in place thereof:

35. ENVIRONMENTAL HAZARDS

35.1.	TENANTS USE OF HAZARDOUS MATERIAL.

Tenant and Tenant’s Agents, shall not use, maintain, generate, allow or bring on the Premises or Landlord’s Property or transport or dispose of, on or from the Premises or Landlord’s Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined), except only for Hazardous Matter of types and in quantities as are used in connection with the chemical, medical or biological research occurring in the laboratories located within the Premises, provided such use and storage is in strict compliance with all Environmental Requirements (as hereinafter defined) and with the provisions of this Article.

35.2	GENERAL STANDARDS OF COMPLIANCE.

Tenant shall inspect, use, store, generate, and dispose of all Hazardous Matter in compliance with all Environmental Requirements and shall cause its agents to so comply. Tenant shall take all reasonable measures to prevent any third party from releasing Hazardous Matter on or in the Premises. Tenant shall not release, or permit to be released, on, in or from the Premises or Property or in connection with Tenant’s use of the Premises any Hazardous Matter in violation of the Environmental Requirements.

35.3.	SPECIFIC STANDARDS OF COMPLIANCE.

Without limiting Tenant’s obligations under Section 35.2, Tenant shall comply, and cause Tenant’s Agents to comply, with the specific requirements set forth in this Section 35.3.

35.3.1. New Chemicals. Tenant shall provide advance, premanufacture notice to the federal Environmental Protection Agency of the distribution of new chemicals as required under the Toxic Substances Control Act, 15 U.S.C. §21.01 et seq. and 40 CFR Part 700 to 799, and shall also notify Landlord in writing of same.

35.3.2. Laboratories. Tenant shall comply with 29 CFR Part 910 promulgated under the OSHA pertaining to occupational exposure to hazardous chemicals in laboratories.

35.3.3. Discharges to Sanitary Sewer. Tenant shall obtain an industrial use permit from the Massachusetts Water Resource Authority (“MWRA”) if required to do so by law or regulation and a state sewer permit from the state Division of Water Pollution Control and shall comply with the discharge regulations contained in 314 CMR Part 12 and 360 CMR Part 10 and any pretreatment conditions contained in the applicable sewer permit and shall cause its agents to so comply.

35.3.4. Handling Hazardous Wastes. Tenant shall comply, and shall cause its Agents to comply, with 310 CMR Part 30 and 105 CMR Part 480 relating to the handling, storage, generation, transportation, and disposal of hazardous waste and infectious waste. As soon as Tenant or its agents generates hazardous waste, Tenant shall provide Tenant’s generator number and copies of permits required under 310 CMR Part 30 to Landlord, and shall make available upon oral or written request of Landlord within seven (7) days of the date of such request, copies of all manifests used for the transportation and disposal of hazardous waste.

35.3.5. Inventories of Hazardous Material. Tenant shall comply with all notification, filing, reporting and inventory requirements with respect to Hazardous

Matter at the Premises, and Tenant shall make available to Landlord within seven days of the date of oral or written request: (a) copies of all inventories of Hazardous Matter and safety plans filed with the Fire Department under the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 11001 et seq. and applicable Massachusetts laws, (b) copies of material safety data sheets (“MSDS”) that accompany any product used or stored at the Premises, pursuant to the hazard communications standard under the Occupational Safety and Health Act (“OSHA”) and evidence that the MSDSs have been made available to Tenant employees, (c) reports related to radioactive and biological materials at the Premises, and (d) all other plans and reports required to be prepared pursuant to the Environmental Requirements.

Promptly following the request of Landlord, if Tenant or Tenant’s Agents generate hazardous or infectious waste, Tenant shall provide Tenant’s generator number and copies of permits required under 310 CMR Part 30 and 105 CMR Part 480 to Landlord, and shall make available upon oral or written request of Landlord within 7 days of the date of such request, copies of all manifests used for the transportation and disposal of hazardous and infectious waste.

Promptly following the request of Landlord, if Tenant or Tenant’s Agents generates, treats, stores or transports radioactive material, Tenant shall provide to Landlord all applicable licenses under 42 U.S.C. §2011 et seq. and M.G.L. c.11111, §§1 to 48. Tenant shall handle and dispose of radioactive materials in accordance with 10 CFR Parts 0 to 17, and 105 CMR Parts 120 to 122.

35.4.	NOTICES.

Landlord and Tenant shall promptly deliver to the other any notices, orders or similar documents received from any governmental agency or official affecting the Premises and concerning the alleged violation of the Environmental Requirements. Tenant shall give prompt notice to the Landlord of any violation or potential violation of the Environmental Requirements.

35.5.	TENANT’S OBLIGATION TO PAY COSTS AND FINES

Tenant shall bear the full cost of, and be solely responsible for, carrying out its obligations under this Article. Tenant shall pay forthwith any fine assessed in connection with any violation by Tenant or its agents of the Environmental Requirements.

Any cost or fine required under this Article to be borne by Tenant not promptly paid by Tenant that Landlord elects to pay shall be reimbursed by Tenant to Landlord within 30 days of written demand therefor and may at Landlord’s election be treated as additional rent hereunder; and Landlord shall have the same rights and remedies for the nonpayment thereof as for the nonpayment of rent.

During the investigation and cleanup of any release and during any restoration, maintenance, or repair work that is the responsibility of Tenant under this Article, Tenant shall continue to pay rent even though part or all of the Premises may be unusable.

35.6.	TENANTS RESPONSIBILITY TO CLEAN UP ANY RELEASE.

Upon demand by Landlord (whether oral or written), if Hazardous Matter has been released by Tenant or Tenant’s Agents at or from the Premises, in connection with their use of the Premises or otherwise, Tenant shall take all actions which are necessary to attain cleanup levels in accordance with the Environmental Requirements, to mitigate Environmental Damages, and to allow full economic use of the Premises and Property. These actions shall include, without limitation, investigation and cleanup as may be required under CERCLA, Chapter 21E, RCRA, or Chapter 21C, whichever is applicable. All such investigation and remedial work shall be performed by contractors reasonably acceptable to Landlord in accordance with the Environmental Requirements. Any such action shall be performed in good, safe and workmanlike manner and shall minimize any impact on other tenants occupying the Property and the businesses conducted thereon. Tenant shall promptly provide to Landlord copies of testing results and all other reports.

Following such cleanup, Tenant shall promptly take all actions as are necessary to return the Premises, Property and any areas outside the Premises and Property to the condition existing prior to the presence or introduction of any such hazardous material or oil including the repair of any damage caused by the investigation or remediation.

35.7.	REMOVAL.

Tenant shall remove all Hazardous Matter and the containers in which such substances were ever packaged or stored from the Premises prior to the termination of this Lease and prior to vacating; and such removal and disposal of such substances and containers shall be performed in accordance with 310 CMR Part 30.

35.8.	INSPECTION.

Three months prior to the termination of this Lease, and if this Lease terminates other than by expiration of the term, within 30 days after the termination, and in all events not later than 30 days after the Tenant vacates the Premises, and at any other time that Landlord reasonably deems appropriate, Tenant shall retain an environmental site assessment firm acceptable to Landlord in its sole discretion who shall complete the following no later than 30 days after the firm is retained: (a) inspect the Premises for storage of hazardous waste, or release of Hazardous Matter in violation this Article; and (b) provide a report on the results of such inspection reasonably satisfactory to Landlord. No testing or sampling of soil, groundwater or building materials shall be performed without Landlord’s prior written approval.

Tenant, through a duly authorized officer if Tenant is a corporation and if Tenant is not a corporation, through a person empowered to bind Tenant, and any employee responsible for the proper handling and disposal of Hazardous Matter, shall give an annual certification, and a certification prior to the termination of this Lease and prior to vacating, to the effect that the requirements of this Article, and any other of the Environmental Requirements for which Landlord has requested a certification, have been satisfied.

Tenant grants Landlord, upon reasonable written notice, the right to inspect the Premises throughout the term of this Lease to determine whether Tenant is in compliance with the provisions in this Article; and Tenant shall provide Landlord with all information deemed by Landlord necessary for Landlord to ascertain whether Tenant so complies.

35.9.	INTENTIONALLY OMITTED.

35.10.	SELF HELP.

If Landlord reasonably determines that Tenant has not proceeded diligently to cure any default under this Article within a reasonable time period, as determined by Landlord in its sole, but reasonable, discretion, or in the event of an emergency as determined by Landlord in its sole, but reasonable, judgment, Landlord, in addition to any other remedy under this lease, shall have the right, but not the obligation, to enter upon the Premises and to perform Tenant’s obligations hereunder, including the payment of money and the performance of any other act. All reasonable sums so paid by Landlord and all incidental costs and expenses in connection therewith shall be reimbursed by Tenant to Landlord, promptly following demand therefor, as additional rent. Not-withstanding any such performances by Landlord, Tenant shall remain liable for any violation of the provisions in this Article.

35.11.	INDEMNIFICATION.

35.11.1. Tenant’s Indemnification. Tenant and its successors, assigns and guarantors shall release, defend (with an attorney reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its successors and assigns and the officers, directors, stockholders, partners, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees of Landlord or of its successors and assigns or of any of the foregoing from and against all Environmental Damages which may be asserted by Tenant, any other person or entity, or government agency on account of the presence or release of any Hazardous Matter upon, in or from the Premises or Property related to the activities conducted by Tenant or its agents, or to other action by Tenant or its agents in violation of the Environmental Requirements or on account of breach of any of Tenant’s obligations under this Article.

35.11.2. Landlord’s Indemnification. Landlord shall indemnify and hold Tenant harmless from and against all injury, loss, claim or damage relating to the cost of cleanup (including reasonable attorneys’ fees but exclusive of any indirect or consequential damages) arising during or after the Term of this Lease in connection with any release of Hazardous Matter upon, in or from the Premises or Landlord’s Property or other action in violation of Environmental Requirements, where such release or action occurred prior to the Term Commencement Date (or, if earlier, the date of Tenant’s initial entry onto the Premises) or was caused by the Landlord, its agents, employees or contractors after the Term Commencement Date; provided, however, that this indemnification by Landlord expressly excludes any release, action or violation caused in whole or in part by any prior, current or future tenant of the Building or any contractor, agent, employee or invitee of any of same.

35.12.	DEFINITIONS.

The following terms as used herein shall have the meanings set forth below:

“Hazardous Matter” shall mean any substance (i) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, biological or otherwise hazardous substance which is or becomes regulated by any governmental authority, agency, commission or instrumentality of the United States, the Commonwealth of Massachusetts or any political subdivision thereof including city or town in which the Premises are located; or (ii) which is or becomes defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); as well as any material or substance which is or becomes defined as hazardous material or oil under M.G.L. Ch. 21E (“Chapter 21E”), Section 2 and the Massachusetts Contingency Plan, 310 CMR Part 40; or (iii) which is or becomes a pollutant regulated under the Clean Air Act, 42 U.S.C. Section 7401 et seq. and 40 CFR Parts 50 to 85 or the Massachusetts Clean Air Act, M.G.L. c. 111, Section 142 et seq. and 310 CMR Parts 6 to 8; or (iv) which is or becomes defined as “hazardous waste” below; or (v) the presence of which requires investigation or remediation under any present or future federal, state or local statute, regulation, ordinance, by-law, order, action, policy or common law; or (vi) which contains gasoline, diesel fuel, oil or other petroleum hydrocarbons; or (vii) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of persons on or about or adjacent to the Premises or Property.

“Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or Landlord’s Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of Landlord’s Property; any damage caused by loss or restriction of rentable or usable space in Landlord’s Property; or any damage caused by adverse impact on marketing or financing of Landlord’s Property.

“Environmental Requirements” shall mean all Applicable Laws (including without limitation the laws and regulations referenced in this Article), common law principles pertaining to nuisance, tort, and strict liability, the provisions of any and all Approvals, all recommendations by manufacturers, trade associations and governmental bodies, and the terms of this lease; in so far as such laws and regulations, orders, permits and approvals, recommendations, and terms relate to the release, maintenance, use, keeping in place, or disposal of Hazardous Matter, including those pertaining to reporting, licensing, permitting, housekeeping, upgrading of equipment, health and safety of tenant’s agents and other persons, investigation, remediation, and disposal; and shall include both present and future laws and regulations, orders, permits and approvals, recommendations, and rules and regulations.

35.13.	OTHER

35.13.1. The provisions of this Article shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this lease or at law or in equity.

35.13.2. In the case of conflict between this Article and other provisions of this Lease, the provisions imposing the most stringent requirement as to Tenant shall control.

35.13.3. The obligations of Tenant under this Article shall survive the expiration or termination of this Lease and the transfer of title to the Property.

9. Utility Closet. Assignee agrees that Assignor may, at reasonable times and upon reasonable notice, (except that advanced notice shall not be required in event of an emergency) access the utility closet located in the Premises currently housing Assignor’s telephone center (the “Utility Closet”) at any time during the remaining term of the Lease and to continue to maintain voice and/or data communications equipment in the Utility Closet. Assignor shall maintain a comprehensive general liability policy in reasonable amounts as well as a policy covering Assignor’s fixtures, property and equipment installed in the Utility Closet, which policies shall name Assignee as an additional insured. Assignor hereby consents to Assignee’s relocation of the Utility Closet within the Premises, at Assignee’s sole cost and expense, subject to prior approval by Landlord, as required by the Lease. Notwithstanding any provisions in the Lease or this Assignment to the contrary, Assignor shall, at its sole cost and expense, at the end of the remaining term of the Lease, remove its property from the Utility Closet in accordance with the terms of the Lease. The foregoing arrangement is between Assignor and Assignee and does not affect in any way the Lease or the obligations of Assignee to Landlord under the Lease.

10. Landlord’s Consent. Landlord hereby consents to the foregoing assignment of the Lease by Assignor to Assignee.

11. Ratification. The Lease, as amended by this Agreement, is hereby ratified and confirmed by the parties.

12. Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, in interest and assigns.

[signatures on next following page]

In witness whereof, the undersigned have duly executed this Agreement as of the day and year first above written.

ASSIGNOR;		ASSIGNEE:
TRUSTEES OF TUFTS COLLEGE		PARATEK PHARMCEUTICALS, INC.

By:	/s/ Steven S. Manos	By:	/s/ George Hillman
	Name: Steven S. Manos		Name: George C. Hillman
	Title: Executive V.P		Title: Executive Vice President
	Duly authorized		Duly authorized

LANDLORD:
KING REAL ESTATE CORPORATION, As Trustee of KNEELAND STREET REAL ESTATE TRUST and Not Individually

By:	/s/ Karl Greenman
Name: Karl Greenman
Title: President and Treasurer
Duly authorized

EXHIBIT A

Lease

LEASE

of

6th Floor, 75 Kneeland Street, Boston, MA

This lease (hereinafter “Lease”), entered into by and between:

KING REAL ESTATE CORPORATION, a Massachusetts corporation, Trustee of KNEELAND STREET REAL ESTATE TRUST under Declaration of Trust dated April 1, 1980, filed with Registry District of Suffolk County as Document No. 351241 and noted on Certificate of Title No. 92936 (hereinafter “Landlord”),

and

TRUSTEES OF TUFTS COLLEGE, a Massachusetts nonprofit corporation with a present mailing address of Ballou Hall, Medford, Massachusetts 02155, Attention: Executive Vice President (hereinafter “Tenant”).

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant and Tenant leases from Landlord the following premises upon the following terms, covenants and conditions.

1.	DEMISED PREMISES

The demised premises consisting of the entire sixth floor of the building (hereinafter “Building”) located at 75 Kneeland Street, Boston, Massachusetts, which demised premises are shown on Exhibit A attached hereto, containing 15,088 square feet of rentable floor area (hereinafter the “Premises”). Said Building contains an aggregate total rentable area of 211,232 square feet.

Tenant shall have, as appurtenant to the Premises, the non-exclusive right and easement to use in common with others entitled thereto (a) common facilities (hereinafter “Common Facilities”) in the Building and on the land on which it is located (said Building and land are hereinafter “Landlord’s Property”) including without limitation, sidewalks, lobbies, hallways, stairways, entranceways, exterior spaces, common washrooms and such other facilities available to all tenants of the Building as may be designated from time to time by the Landlord (subject to the last sentence of this paragraph), and (b) the pipes, ducts, conduits, utility lines, wires, sewerage system and appurtenant equipment serving the Premises. Tenant’s rights hereunder shall always be subject to the reasonable rules and regulations from time to time established by Landlord, as provided in Section 23B hereof, provided such rules and regulations shall not materially interfere with Tenant’s Permitted Use (hereinafter defined) of the Premises. Landlord reserves and shall have the unrestricted right to change the location, size or character of any of the Common Facilities, provided such changes do not materially decrease the size of the Premises or materially adversely affect Tenant’s use of the Premises for the Permitted Use.

EXCEPTED AND EXCLUDED from the Premises are the exterior walls and any space currently or (if same does not materially decrease the size of the Premises or materially adversely affect Tenant’s use of the Premises for the Permitted Use) in the future necessary to install, maintain and operate, by means of pipes, ducts, wires, meters, vents, flues, conduits, utility lines, fan rooms, shafts, stacks, utility closets, janitor closets, stairways or otherwise those utilities and services required for Landlord’s Property, Common Facilities thereof and tenant premises (including the Premises). Landlord, its agents, contractors and employees shall have the right of access to and entry on the Premises for the purposes of such installation, maintenance or operation or for the purposes of making repairs, alterations or additions to the Premises or to the Building if Landlord so elects. Except in cases of emergency, Landlord shall exercise the foregoing rights upon reasonable notice to the Tenant and in such a manner as not to interfere unreasonably with Tenant’s use of the Premises between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and between the hours of 8:00 a.m. and 1:00 p.m. on Saturday, excluding all legal holidays (hereinafter “Business Hours”). Landlord further reserves the right to change the street address and the name of the Building at any time and from time to time upon sixty (60) days prior notice to Tenant, without liability to Tenant.

2.	TERM

2.1 Term. Subject to the conditions herein stated, Tenant shall hold the Premises for a term of approximately five (5) years (hereinafter the “Term” or the “original Term”) commencing on the later of (i) the Substantial Completion Date (as defined in Article 3) or (ii) January 1, 1994 (the later of such dates being hereinafter referred to as the “Term Commencement Date”) and terminating December 31, 1998. The Term may be extended by Tenant upon and subject to the terms of Article 41 hereof, in which event the “Term”, as used herein, shall include the original Term together with the extension period.

3.	CONSTRUCTION AND CONDITION OF THE PREMISES

3.1 Condition of Premises. Except for the construction of the Initial Tenant Improvements as provided herein, the Tenant accepts the Premises and the Building in their present “as is” condition, without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof and agrees that Landlord has no work to perform in or on the Premises; and Tenant agrees further that any and all work to be done in or on the Premises (except as provided herein with respect to the construction of the Initial Tenant Improvements and for those items of repair and other work which are expressly the responsibility of Landlord hereunder) will be at Tenant’s sole cost and expense.

3.2 The Initial Tenant Improvements.

(a) Tenant has provided Landlord with preliminary plans, and based upon such plans Landlord has caused its architect to prepare final plans and specifications (the “Plans”) for the layout of Tenant’s leasehold improvements to a portion of the Premises (the “Initial Premises”) as depicted on such Plans (the “Initial Tenant Improvements”). The Plans have been approved by the Tenant and are attached hereto as Exhibit B. The Initial Tenant Improvements shall not include Tenant’s furniture, trade fixtures, equipment and property and are limited to normal fit-up construction as depicted on the Plans. It is agreed that the Initial Tenant Improvements shall not include, and Landlord shall not be responsible for, any construction or build-out except within the Initial Premises, and (except only for the work described in clause 3 below) the balance of the Premises (the “Balance of the Premises”) shall be delivered to the Tenant in its current “as is” condition. As part of the Initial Tenant Improvements, Landlord shall also perform the following work on the sixth floor of the Building:

1. The refinishing of the common restrooms, including making accessibility improvements thereto;

2. The refinishing of the common hallway; and

3. The installation of new thermopane windows in both the Initial Premises and in the Balance of the Premises.

Landlord agrees to remove, encapsulate or abate any asbestos in concentrations greater than one percent (1%) found in the Initial Premises during the process of the construction of the Initial Tenant Improvements; however, the foregoing shall not require Landlord to test the Premises or any portion thereof for the presence of asbestos and shall be limited to the removal, encapsulation or abatement of materials actually known by Landlord to contain such concentrations of asbestos.

Landlord agrees, in constructing the Initial Tenant Improvements, to reasonably cooperate with Tenant in coordinating its work with fit-up work to be performed in the Initial Premises by Tenant, such as telephone and communications cabling and the delivery and set-up of furniture and fixtures, provided such cooperation and coordination does not increase the cost of constructing, or time for completing, the Initial Tenant Improvements.

(b) Based upon the approved Plans, the Landlord shall proceed, promptly upon the execution hereof, using reasonable efforts, to obtain all necessary permits and approvals for the construction of the Initial Tenant Improvements, to engage a contractor to perform the construction and to proceed to complete the construction of the Initial Tenant Improvements in substantial conformance with the Plans. The Initial Tenant Improvements shall be performed in a good and workmanlike fashion using new materials and in a first-class manner; and the Initial Tenant Improvements shall be performed in accordance with, and when completed shall in all respects comply with all Applicable Law (as defined in Article 23) and the terms and conditions of all permits and approvals. Landlord reserves the right to make minor changes and substitutions to the Plans in connection with the construction of the Initial Tenant Improvements, provided same do not materially adversely modify the Plans. Landlord agrees to use all reasonable efforts to substantially complete the Initial Tenant Improvements by December 31, 1993. Landlord agrees to schedule bi-weekly meetings with Tenant during the construction period for the Initial Tenant Improvements in order to update Tenant as to the progress of construction and the estimated time of substantial completion of the work. If the Substantial Completion Date (as defined in subsection (c) below) has not occurred by January 15, 1994, Tenant shall be entitled to a credit against its rent obligations hereunder in the amount of one month’s rent (meaning in such event Tenant’s obligation to pay rent hereunder shall begin on the date one month following the Term Commencement Date). If the Substantial Completion Date has not occurred by June I, 1994, the Tenant shall have the option to terminate this Lease by giving written notice thereof to Landlord at any time thereafter but prior to the Substantial Completion Date occurring, and this Lease shall thereupon be terminated and of no force and effect.

(c) The Initial Tenant Improvements shall be deemed substantially complete on the date as of which a certificate of occupancy has been received from the City of Boston and delivered to Tenant and a certificate of Landlord’s architect has been delivered to Tenant stating that the Initial Tenant Improvements have been substantially completed in accordance with subsection (b) above, and only punch-list type items remain to be completed, which punch-list items are to be completed by Landlord as soon as reasonably practicable thereafter (the “Substantial Completion Date”). Notwithstanding the foregoing, if any delay in the substantial completion of the Initial Tenant Improvements by Landlord is due to: (i) any change in the Plans requested by Tenant; (ii) any request by Tenant for a delay in the commencement or completion of the Initial Tenant Improvements for any reason; or (iii) any other act or omission of Tenant or its employees, agents or contractors; then; for the purposes of establishing the Term Commencement Date only, the Substantial Completion Date shall be deemed to be the date the Initial Tenant Improvements would have been substantially completed, if not for the foregoing. Landlord agrees to provide Tenant with the benefit of any manufacturer’s warranties for equipment and fixtures in the Premises, the maintenance and repair of which are Tenant’s responsibility hereunder.

(d) Tenant shall give Landlord specific written notice of any defects or incomplete remaining items of work with respect to the Initial Tenant Improvements, such notice to be given to Landlord not later than the date ten (10) days after the Term Commencement Date. Except with respect to the items contained in such notice, Tenant shall be deemed satisfied with the Initial Tenant Improvements, Landlord shall be deemed to have completed all of its obligations under this Article 3 and Tenant shall have no claim that Landlord has failed to perform in full its obligations hereunder. Landlord agrees to use all reasonable efforts to correct or complete such items of work as soon as reasonably practicable after the Term Commencement Date. Landlord agrees to provide Tenant with the benefit of any warranty or guaranty received by Landlord from the contractor performing the construction of the Initial Tenant Improvements, Landlord agreeing to obtain customary construction warranties from its general contractor. Landlord agrees that if such construction warranties from its general contractor do not include a one year warranty regarding HVAC balancing and adjusting, Landlord shall be responsible, at its expense, for having any necessary balancing and adjusting performed during such one-year period.

(e) This lease is subject to the Landlord obtaining all permits, licenses and approvals necessary to allow Landlord to construct the Initial Tenant Improvements and obtain a certificate of occupancy with respect thereto; and if Landlord shall be unable to obtain same, and is therefore unable to commence or complete the Initial Tenant Improvements, then this lease may be terminated by Landlord by written notice to Tenant.

3.3 The Additional Tenant Improvements.

(a) Tenant shall be responsible, at its sole cost and expense, for the performance of all work, if any, necessary in Tenant’s discretion to prepare the Balance of the Premises for Tenant’s occupancy (the “Additional Tenant Improvements”). If Tenant desires to perform such work, Tenant shall complete the Additional Tenant Improvements in accordance with the

Additional Plans, as defined below, and in accordance with the requirements of Article 9 and Article 23 hereof; and the Additional Tenant Improvements shall only be performed by contractors and subcontractors who have been approved in writing by Landlord, such approval not to be unreasonably withheld or delayed.

(b) Tenant shall be solely responsible for the preparation and submission to Landlord for approval, of all architectural, electrical and mechanical drawings, plans and specifications necessary for the construction of the Additional Tenant Improvements, should Tenant desire to construct the same; and all such plans and specifications shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed (such plans and specifications, when approved by Landlord, are hereinafter referred to as the “Additional Plans”). Landlord shall not be deemed unreasonable in not approving matters therein which, among other things, in Landlord’s reasonable judgment, would cause additional delay or any expense or unreasonable inconvenience to Landlord in the construction, operation or maintenance of or insurance upon the Premises or Building or any related machinery, equipment or other property, or which are aesthetically inappropriate to the Building, or which would conflict with the design or function of the balance of the Building.

(c) Intentionally Deleted.

(d) All work to be done hereunder by Tenant in connection with the Additional Tenant Improvements shall be done in a good and workmanlike fashion using new materials and in a first-class manner; and the Additional Tenant Improvements shall be performed in accordance with, and when completed shall in all respects comply with, all Applicable Law (as defined in Article 23), including the applicable provisions of the Americans With Disabilities Act, the terms and conditions of all permits and approvals, and with all insurance requirements which may be then applicable.

(e) Tenant understands that certain tenant fit-up work is to be performed in the Building with respect to premises leased to New England Medical Center Hospitals, Inc. (the “NEMC Work”). Tenant agrees that, until the NEMC Work has been completed, but not later than July 1, 1994, Tenant shall use labor compatible with that being employed for the NEMC Work and shall not employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing work or services in connection with the NEMC Work. If Tenant believes that compliance with the preceding sentence during such period will require Tenant to expend extra funds or pay a premium for labor and materials in connection with the Additional Tenant Improvements or any other Alterations, Landlord shall reimburse Tenant for the reasonable additional cost, if any, in complying with the preceding sentence, provided the following procedure shall apply and be followed:

(1) Before proceeding with any such construction work (the “Work”), Tenant shall notify Landlord and provide Landlord with plans and specifications for such work prepared by an architect and sufficient to bid, permit and construct the Work (the “Bid Plans”). The Bid Plans shall be subject to Landlord’s approval, as provided in subsection (b) above, and the Work as depicted on the Bid Plans shall in all respects comply with all Applicable Law, including the applicable provisions of the Americans with Disabilities Act (which compliance shall be and remain the responsibility of Tenant).

(2) Tenant shall promptly obtain from an appropriate and reputable contractor a bid for the construction of the Work as depicted on the Bid Plans (the “Bid Amount”), and the contractor’s reasonable charge for providing such bid shall be borne by the Landlord.

(3) Based upon the Bid Plans, the Landlord shall thereafter proceed using reasonable efforts to obtain all necessary permits and approvals for the construction of the Work, and shall cause the construction of the Work to be performed under its direction with contractors of Landlord’s choosing (which may involve construction activity occurring during night hours and on weekends only), and such work shall be completed by Landlord’s contractor in substantial conformance with the Bid Plans, and shall be performed in a good and workmanlike fashion using new materials and in a first-class manner and within the time provided for completion specified in Tenant’s contractor’s bid. Landlord reserves the right to make minor changes and substitutions to the Bid Plans, provided same do not materially adversely modify the Bid Plans. The Work shall be deemed substantially complete on the date as of which a certificate of occupancy has been received from the City of Boston and delivered to Tenant for the Work and the Work has been substantially completed in accordance with this paragraph, with only punch-list type items remaining to be completed, which punch-list items are to be completed by Landlord’s contractor as soon as reasonably practicable thereafter. Tenant shall give Landlord specific written notice of any defects or incomplete remaining items of work with respect to the Work within ten (10) days of the substantial completion of the Work; and except with respect to the items contained in such notice, Tenant shall be deemed satisfied with the Work and Landlord shall be deemed to have completed all of its obligations under this subsection (e) and Tenant shall have no claim that Landlord has failed to perform in full its obligations hereunder. Landlord agrees to provide Tenant with the-benefit of any warranty or guaranty received by Landlord from the contractor performing the Work, Landlord agreeing to use reasonable efforts to obtain customary construction warranties from its contractor, including the balancing and adjusting of the HVAC system for a period of one year

(4) Tenant shall pay to Landlord, promptly upon the presentation of bills or invoices from time to time for work performed or materials supplied pursuant to the construction contract (which shall be certified by Landlord as due under the construction contract), the cost of construction of the Work, provided the aggregate of Tenant’s payments to Landlord shall not exceed the Bid Amount (so that if the total cost of construction of the Work is less than the Bid Amount, Tenant shall only have paid such lesser amount), and any costs over the Bid Amount (subject to the following sentence) shall be borne by the Landlord. The Tenant shall remain responsible, and shall promptly pay or reimburse Landlord, for all permit and approval costs and other costs of the Work not included in the Bid Amount, and for any costs and expenses of construction due to: (i) any change in the Bid Plans requested by Tenant; (ii) any request by Tenant for a delay in the commencement or completion of the Work for any reason; or (iii) any other act or omission of Tenant or its employees, agents or contractors. Landlord’s construction obligations hereunder shall be conditioned upon prompt payment by Tenant of the costs of construction, as provided herein, and such payments shall be deemed additional rent hereunder and, in case of any nonpayment thereof, Landlord shall have in addition to any other rights and remedies, all of the rights and remedies provided by law or provided for in the Lease for the nonpayment of Fixed Rent

4.	RENT

The fixed rent (hereinafter “Fixed Rent”) payable by the Tenant during the original Term shall be the annual rent of Two Hundred Eleven Thousand Eight Hundred Thirty Five and 52/100 ($211,835.52) Dollars ($14.04 per square foot of rentable floor area) payable in equal monthly installments of $17,652.96. Tenant’s obligations to pay Fixed Rent shall begin on the Term Commencement Date. Tenant shall deposit the first month’s rent with Landlord upon execution hereof, to be held as advance rental and security to be forfeited, without limitation or other remedies, for any default by Tenant occurring prior to the Term Commencement Date. If no default occurs, the payment shall be applied to the first monthly installment due hereunder.

Tenant shall also pay as additional rent without notice, except as required under this Lease, and without any abatement, deduction or setoff, all sums, impositions, costs, expenses and other payments which Tenant in any of the provisions of this Lease assume or agrees to pay, and, in case of any nonpayment thereof, Landlord shall have in addition to any other rights and remedies, all of the rights and remedies provided by law or provided for in the Lease for the nonpayment of Fixed Rent.

All Fixed Rent payments are due in advance without demand, deduction or set-off on the first day of each and every month during the Term and any extension or renewal thereof. Fixed Rent for any partial month shall be prorated.

In the event any Fixed Rent, additional rent or any other payments are not paid within ten (10) days of the due date thereof, Tenant shall be charged a late fee of 1.5% of such late payment for each late payment for each month or portion thereof that said payment remains outstanding. Said late fee shall be payable in addition to and not in exclusion of additional remedies herein provided to Landlord.

5.	PLACE OF PAYMENT OF RENT

All payments of rent shall be made by Tenant to Landlord without notice or demand at such place as Landlord may from time to time designate in writing. The initial place for payment of rent shall be Whittier Partners, 155 Federal Street, Boston, Massachusetts 02110. Any extension of time for the payment of any installment of rent, or the acceptance of rent after the time at which it is due and payable shall not be a waiver of the rights of Landlord to insist on having all other payments made in the manner and at the times herein specified.

6.	OPERATING EXPENSES AND REAL ESTATE TAXES

6.1 Operating Expenses Payment.

In the event that the total Operating Expenses (hereinafter defined) for any calendar year (beginning with calendar year 1994) increase above the Operating Expenses for calendar year 1993 (hereinafter “Operating Expenses Base”), Tenant shall pay to Landlord, as additional rent hereunder, 7.143% of any such increase (hereinafter “Proportionate Share”), in the manner hereinafter set forth. The Operating Expenses and the Operating Expenses Base shall be pro-rated for any partial calendar year within the Term hereof.

Landlord shall deliver to Tenant approximately ninety (90) days after the close of each calendar year in which any portion of the Term may fall, an itemized statement certified by the Landlord’s managing agent and allocating expense items in reasonable detail, setting forth:

a. The Operating Expenses for the preceding calendar year;

b. The total amount of Tenant’s Proportionate Share of the increase in Operating Expenses for the preceding calendar year; and

c. The balance, if any, due from or overpaid by Tenant for the preceding calendar year.

Tenant shall pay to Landlord the balance due from Tenant within thirty (30) days of the receipt of such statement. In the event such statement shows an overpayment by Tenant, Landlord shall refund the amount of such overpayment to Tenant within 30 days of the delivery of such statement or shall credit same against future additional rent payments, provided Tenant is not then in default in the performance of any of its obligations under-this Lease.

In addition, commencing January 1, 1994 or at any time thereafter designated by Landlord, on the first day of each month throughout the Term, Tenant shall pay to Landlord, on account towards Tenant’s share of anticipated increases in Operating Expenses, one-twelfth of the total amount reasonably estimated by Landlord to be Tenant’s share thereof for the current calendar year.

The Tenant shall also pay to the Landlord, within thirty (30) days of receipt of any invoice therefor, as additional rent hereunder, 100% of any Operating Expenses which are incurred by Landlord and either caused by any act or negligence by the Tenant or Tenant’s Agents or are performed as special services to Tenant beyond those normally provided by Landlord, including without limitation additional after-hours security, facilities and personnel (“Special Services”).

6.2 Operating Expenses Definition.

The term Operating Expenses shall mean only those costs reasonably incurred with respect to the operation, administration, cleaning, repair, management, maintenance, protection and upkeep (hereinafter “Operation”) of Landlord’s Property that are consistent with those provided at comparable buildings located in Boston, Massachusetts, including without limitation expenses for the following:

A. Compensation and all fringe benefits, workmen’s compensation, unemployment insurance, insurance premiums, wages and taxes paid to, for, or with respect to all persons engaged in the Operation of Landlord’s Property;

B. All utilities and services furnished and supplied to the Common Facilities;

C. All utilities and services furnished and supplied generally to tenants in the Building utilizing the Building’s common systems;

D. Cost of services, materials, supplies and equipment furnished or used in the Operation of Landlord’s Property;

E. Cost of maintenance, cleaning and repairs to Landlord’s Property;

F. All legal, accounting and other professional fees and charges directly related to the Operation of Landlord’s Property;

G. Expenses for or on account of the upkeep and maintenance of equipment, including payments under service contracts for maintenance of equipment such as, but not limited to, security, air-conditioning, heat or elevator equipment;

H. Premiums for any insurance carried by Landlord covering Landlord’s Property, including but not limited to fire, casualty, boiler, sprinkler, machinery, rental interruption and general liability insurance to the extent carried by Landlord, in its sole discretion;

I. Personal property sales and use taxes on material, equipment, supplies and services, the cost of all permits and licenses and all fees for fire, security and police protection;

J. Customary and reasonable management fees, which shall not exceed five (5%) percent of the gross rents for the Building per year; and

The net amount of any insurance proceeds received by Landlord on account of any items included as a part of the Operating Expenses shall be included as a credit against the Operating Expenses in the year in which such proceeds are received by Landlord.

Operating Expenses shall not include the following: leasing commissions and costs incurred in preparing leasable space in the Building for the occupancy of other tenants; interest, principal or other payments under any mortgage or other financing of the Building or Landlord’s Property; any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, corporate or similar tax to the extent applicable to Landlord’s general or net income; and any fines or penalties payable by Landlord as a result of its violations of law.

Depreciation and costs incurred for the exclusive benefit of a specific tenant shall not be included in Operating Expenses. Expenditures which are not properly chargeable against income shall not be included in Operating Expenses, except that the annual charge off (hereinafter defined) of the following shall be included: (a) those capital improvements required to be made by federal, state or local regulation or ordinance not in effect as of the Term Commencement Date and (b) those capital items acquired by Landlord which, in Landlord’s reasonable judgment, should reduce the Operating Expenses whether or not such reduction occurs. There shall be included in Operating Expenses for the calendar year in which such capital expenditure is made and each succeeding calendar year, the amount of the annual charge-off of such capital expenditure together with interest at an annual rate equal to 2% over the prime rate of the Bank of Boston in effect at the time of making such capital expenditure (less insurance or other proceeds, if any, collected by Landlord by reason of damage to, or destruction of, any capital item so replaced). Annual charge-off shall be determined by dividing the original cost of the capital expenditure made during the Term of this Lease by the number of years of useful life of the item acquired. The useful life shall be determined by Landlord’s accountants in accordance with generally accepted accounting principles and practices in effect at the time of the capital expenditure.

6.3 Real Estate Taxes Payment.

In the event that the Real Estate Taxes (hereinafter defined) for any tax year increase above $336,995.73, (hereinafter “Tax Base”), Tenant shall pay to Landlord as additional rent hereunder, its Proportionate Share of any such increase. Such payments shall be made in monthly installments on the first day of each month, in an amount reasonably estimated by Landlord to be Tenant’s share thereof.

Landlord shall deliver to Tenant approximately ninety (90) days after the close of each tax year in which any portion of the Term may fall, an itemized statement setting forth:

a. The Real Estate Taxes for the preceding tax year;

b. The total amount of Tenant’s Proportionate Share of the increase in Real Estate Taxes for the preceding tax year; and

c. The balance, if any, due from or overpaid by Tenant for the preceding tax year.

Tenant shall pay to Landlord the balance due from Tenant within thirty (30) days of the receipt of such statement. In the event such statement shows an overpayment by Tenant, Landlord shall refund the amount of such overpayment to Tenant within 30 days of the delivery of such statement or shall credit same against future additional rent payments, provided Tenant is not then in default in the performance of any of its obligations under this Lease.

In the event that Landlord obtains an abatement, reduction or refund of any Real Estate Taxes for a tax period during which Tenant was obligated to pay a share of the increase in Real Estate Taxes, then Tenant shall receive its Proportionate Share of the net proceeds of such abatement, reduction or refund, and any interest paid to the Landlord on account of such abatement, reduction or refund, (after deduction of all reasonable costs, including legal and appraisal fees, incurred by Landlord in obtaining the same) but only to the extent and not in excess of any payments made by Tenant for such increase as required under this Article 6. Landlord shall be under no obligation to seek such an abatement, reduction or refund. Tenant shall not contest—by any proceedings the assessed valuation of Landlord’s Property or any part thereof for purposes of obtaining a reduction of its assessment or of any taxes.

6.4 Real Estate Taxes Definition.

The term “Real Estate Taxes” shall mean the sum of all taxes, rates and assessments, general and special, levied or imposed against the Landlord’s Property and any improvements constructed thereon (including the Building), including all taxes, rates and assessments, general and special, foreseen and unforeseen, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed in the jurisdiction wherein Landlord’s Property is located, then any such new tax or levy shall be included within the term “Real Estate Taxes”. The amount of the Real Estate Taxes which shall be deemed to have been levied or imposed with respect to Landlord’s Property and improvements shall be such amount as the legal authority imposing Real Estate Taxes shall have attributed thereto. In the absence of such attribution or if such legal authority shall include immovables other than Landlord’s Property and improvements in imposing such Real Estate Taxes, then such amount shall be established by Landlord in Landlord’s reasonable judgment. The term “Real Estate Taxes” shall not include any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, corporate or similar tax to the extent applicable to Landlord’s general or net income.

Tenant shall pay prior to delinquency, all municipal, county, state or federal taxes which shall be levied, assessed or due and unpaid on any leasehold interest, on any investment of Tenant in the Premises, or on any personal property owned, installed or used by Tenant, or on Tenant’s right to occupy the Premises. Notwithstanding anything to the contrary, Tenant shall have the right at its sole cost and expense to contest the validity of and to seek an abatement of any of the foregoing taxes, excluding Real Estate Taxes.

6.5 Miscellaneous.

Any payment due under this Article for any portion of a tax year shall be appropriately prorated. Landlord shall have the same rights and remedies for the non-payment by Tenant of any amounts due hereunder as Landlord has for the failure of Tenant to pay rent.

7.	QUIET ENJOYMENT

Tenant, upon payment of the rent herein reserved and upon the performance of all the terms and conditions of this Lease, shall at all times during the Term and during any extension or renewal term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any other person claiming through Landlord, subject, nevertheless, to the terms and conditions of this Lease and to the mortgages hereinafter mentioned.

8.	USE OF THE PREMISES

A. The Premises may be used solely by Tenant for the purposes of general office purposes including educational research and training and associated office uses, and for no other purpose (hereinafter “Permitted Use”).

B. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy or building permit issued for the Building or any applicable zoning ordinance. The statements in the Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by Landlord that such business may be conducted on the Premises or is lawful under the certificate of occupancy or building permit or is otherwise permitted by law; however, Landlord shall deliver to Tenant a Certificate of Occupancy for the Premises, as provided in Article 3 hereof.

C. Notwithstanding the foregoing, if Tenant is using the Premises for the Permitted Use and the City of Boston or its zoning authority notifies the Tenant that such use is in violation of the applicable provisions of the zoning ordinance, and, as a result, Tenant is duly ordered to cease its operations at the Premises, the Tenant shall have the option to terminate this Lease by giving written notice thereof to Landlord prior to such order to cease operations being lifted or vacated, and this Lease shall thereupon be terminated and of no force and effect; provided, however, such termination shall only be effective if Tenant timely makes the Termination Payment (as defined below). The Termination Payment shall be made within 30 days of the date of Tenant’s notice of termination. The “Termination Payment” shall mean an amount equal to unamortized portion (as of the date of such termination) of the costs and expenses incurred by Landlord in constructing the Initial Tenant Improvements, which costs are to be amortized on a straight line basis evenly over the original Term. The parties agree that, for the purposes of the calculation of the Termination Payment, the costs and expenses of constructing the Initial Tenant Improvements shall be deemed to be $240,000, which amount shall amortize over the original term, commencing on the Term Commencement Date, at the rate of $4,000 per month.

9.	ALTERATIONS

Except for those items specified elsewhere herein, no alterations, additions or improvements (hereinafter “Alterations”) to the Premises shall be made by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding its consent to any Alteration which may affect the structural, mechanical, exterior or common facilities of the Building, nor for making its approval conditional upon Tenant’s agreement to restore the Premises at the expiration or earlier termination of the Term to its condition prior to such Alteration.

All work done in connection with any Alteration shall be done in a good and workmanlike manner employing materials of good quality and in compliance with laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, by contractors approved by Landlord. Tenant shall be responsible that its contractors abide by all reasonable procedures, rules and regulations as promulgated by Landlord. All Alterations shall be performed in such a manner so as to maintain harmonious labor relations and not to damage the Building or unreasonably interfere with the construction or operation of the Building. Tenant shall indemnify and hold Landlord harmless from additional costs incurred in supplying service or repairing damage caused by Tenant’s contractors. Tenant shall cause each contractor to carry workmen’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and comprehensive general liability insurance with such limits as Landlord may reasonably require from time to time during the Term of this Lease, but in no event less than the minimum amount of comprehensive general liability insurance Tenant is required to maintain as set forth in Article 11 hereof (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord, Landlord’s mortgagee and Tenant as well as the contractors) and to deliver to Landlord certificates of all such insurance prior to commencement of any work. Any Alteration made by Tenant after such consent shall have been given, and any fixtures installed as part thereof shall, at Landlord’s option, become the property of Landlord upon the expiration or other sooner termination of this Lease. If Landlord shall fail to exercise such option, Tenant shall remove such Alterations at Tenant’s cost upon expiration or termination of this Lease. Tenant shall yield up the Premises in good order and repair, reasonable wear and tear and damage by fire or casualty excepted.

10.	MAINTENANCE AND REPAIR

Except as otherwise provided in this Article and Articles 12 and 13, Landlord shall keep and maintain in good order and repair (in accordance with standards of office buildings of similar age, condition and character in Boston, Massachusetts) the Common Facilities and structural portions of the Building including but not limited to the roof, exterior walls, floor slabs, columns, elevators, public stairways and corridors, lavatories and common utility systems and equipment external to the Premises (specifically excluding any such equipment installed by or on behalf of Tenant). Landlord’s obligations hereunder shall exclude reasonable wear and tear and damage by fire or other casualty.

Tenant shall make all other repairs necessary to maintain the Premises in good order and repair, including, without limitation, all glass, doors and all utility systems and equipment serving the Premises exclusively and Tenant shall return the Premises to Landlord at the end of the Term in good condition, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall also be responsible for the cost of any repairs to the Premises or the Building (to the extent not reimbursed by insurance proceeds), which repairs may be structural or non-structural in nature, necessitated as the result of the negligence or fault of Tenant or Tenant’s subtenants, licensees, concessionaires, employees, agents, contractors or anyone else claiming by, through or under Tenant (hereinafter “Tenant’s Agents”) Tenant shall keep the interior of the Premises neat and in good order, repair and condition, shall keep all interior glass in good condition and shall replace any exterior glass broken by Tenant or Tenant’s Agents with glass of the same quality.

All repairs made by either Landlord or Tenant shall be done in a good and workmanlike manner in accordance with all applicable laws.

11.	INSURANCE

11.1 Tenant’s Insurance. Tenant shall save Landlord harmless and indemnified from and against all injury, loss, claim or damage to any person or property while (a) on the Premises or (b), if arising out of the use or occupancy of the Premises by Tenant or Tenant’s Agents, on Landlord’s Property (unless caused by the act, neglect or default of Landlord, its employees, agents, licensees or contractors), and from and against all injury, loss, claim or damage to any person or property anywhere on the Premises or Landlord’s Property occasioned by any act, neglect or default of Tenant or Tenant’s Agents. Tenant shall maintain with respect to the Premises and Landlord’s Property liability insurance equivalent to comprehensive general liability and property damage insurance including the broad form comprehensive general liability endorsement and a contractual liability coverage endorsement in amounts not less than $3,000,000.00 combined single limit and an annual aggregate of at least $5,000,000.00. Landlord shall have the right, from time to time, to increase said insurance amounts to amounts customarily required of tenants in comparable buildings in the greater Boston area. Such insurance shall insure Landlord and Landlord’s mortgagees as additional insureds (with respect to their respective interests in the Premises) as well as Tenant against injury to persons or damage to property as herein provided, and shall contain a provision that the Landlord and Landlord’s mortgagees, although named as additional insureds, shall nevertheless be entitled to recovery under said policy for any loss occasioned to them, their servants, agents and employees by reason of the negligence of the Tenant or Tenant’s Agents.

Tenant shall maintain, at its sole cost and expense, fire and extended coverage insurance for all of its contents, furniture, furnishings, equipment, improvements, funds, personal property, floor coverings and fixtures located within or about the Premises, providing protection in an amount equal to One Hundred (100%) percent of the insurable value of said items.

All of Tenant’s insurance shall be with companies qualified to do business in Massachusetts, and shall be issued by insurance companies with a general policyholder’s rating of not less than A- and a financial rating of not less than Class X as rated in the most current “Best’s” Insurance Reports. Such insurance may be maintained by Tenant under a blanket policy or policies so-called, provided the coverage afforded Landlord is not reduced or diminished by reason of the use of such blanket insurance policy, and provided further that the requirements set forth herein are otherwise satisfied.

Tenant shall deposit with Landlord certificates of insurance that it is required to maintain under this Lease, at or prior to the Term Commencement Date, and thereafter, within thirty (30) days prior to the expiration of each such policy. Such policies shall provide that the policies may not be changed or cancelled without at least thirty (30) days’ prior written notice to Landlord.

Tenant covenants that in the event it violates Article 35 hereof or in the event it keeps upon the Premises or Landlord’s Property any substance of dangerous, inflammable or explosive character or makes any use of the Premises which increases the rate of insurance on the Premises or Landlord’s Property, Tenant shall promptly pay to Landlord upon demand any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

11.2 Landlord’s Insurance. Landlord shall maintain general liability insurance with respect to the Common Areas and fire and extended coverage insurance on the Building providing protection In an amount reasonably determined by Landlord to be adequate. Landlord shall not be responsible for any damage to Tenant’s contents, furniture, furnishings, equipment, improvements, funds, personal property or fixtures.

11.3 Waiver of Subrogation. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or which is customarily covered by any insurance required to be carried hereunder, to the extent of such coverage.

12.	DAMAGE TO THE PREMISES

12.1 Landlord’s Right to Terminate. If a portion of the Premises or the Building is substantially damaged by fire or other casualty, Landlord may terminate this Lease as of the date of such damage by giving Tenant written notice of such termination within sixty (60) days of such fire or casualty.

12.2 Landlord’s Obligation to Repair. In the event that Landlord elects not to terminate this Lease as aforesaid, then this Lease shall continue in full force and effect and Landlord shall promptly repair the damage and restore the Premises, excluding Tenant’s personal property, fixtures, furniture, equipment and floor coverings, to substantially the condition thereof immediately prior to such damage. Landlord’s obligation to repair such damage and restore the Premises shall be limited to the extent of the insurance proceeds made available to Landlord and allocated for the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

12.3 Rent Abatement. For so long as such damage renders the Premises or a portion thereof unsuitable for Tenant’s use thereof immediately prior to the occurrence of such fire or casualty, a just and proportionate abatement of Fixed Rent shall be made, provided that such damage is not due to the fault or neglect of Tenant or Tenant’s Agents.

12.4 Tenant’s Option to Terminate. If damage to the Premises or to the Building renders the Premises substantially unsuitable for Tenant’s use thereof immediately prior to the occurrence of such fire or casualty, and provided that the damage was not due to the fault or neglect of Tenant or Tenant’s Agents, then Tenant may elect to terminate this Lease prior to the time such damage is repaired if and only if either:

a. Landlord fails to give written notice within sixty (60) days of said fire or casualty of its intention to restore the Premises; or

b. Landlord fails to restore the Premises to a condition suitable for the Permitted Use within one hundred eighty (180) days of said fire or casualty, provided such failure is not due to the action or inaction of Tenant, Tenant’s Agents, or causes beyond the reasonable control of Landlord.

Tenant shall exercise its option to terminate by giving written notice to Landlord within thirty days after Landlord’s failure to notify or failure to restore, as specified above.

12.5 Definitions. The term “substantial damage” as used herein shall refer to damage of such character that the same cannot in the ordinary course be reasonably expected to be repaired, within one hundred twenty (120) days from the time that such work would commence.

13.	EMINENT DOMAIN

In the event that the whole of the Premises or Landlord’s Property shall be lawfully condemned or taken in any manner for public or quasi-public use, this Lease shall forthwith terminate as of the date of divesting of Landlord’s title.

In the event that only a part of the Premises or Landlord’s Property shall be so condemned or taken, then, if such condemnation or taking is results in any of the following, either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease:

a. Results in the loss of reasonable access to the Premises, or renders the Premises substantially unsuitable for Tenant’s use thereof immediately prior to the occurrence of such taking;

b. Results in the loss to Tenant of twenty-five (25%) percent or more of the floor area of the Premises; or

c. Results in loss of facilities in the Building that supply heat, air conditioning, water, drainage, plumbing, electricity or other utilities to Premises.

In the event that only a part of the Premises or Landlord’s Property shall be so condemned or taken, then, if such condemnation or taking is substantial as hereinafter defined, Landlord may, in addition, by delivery of notice in writing within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease. “Substantial” shall mean any condemnation or taking which:

a. Results in the loss of reasonable access to the Building, or renders the Building substantially unsuitable for its then uses;

b. Results in the loss to Landlord of more than twenty-five (25%) percent of the floor area of the Building or more than fifteen (15%) percent of the total area of the land; or

c. Results in loss of facilities in the Building that supply heat, air conditioning, water, drainage, plumbing, electricity or other utilities to Building.

If this Lease is not terminated as aforesaid or if such condemnation or taking is not substantial, then this Lease shall continue in full force and effect except that the Fixed Rent shall be equitably abated as of the date of divesting of title. Landlord shall, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking. Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds made available therefor to Landlord.

In the event of any condemnation or taking, Landlord shall be entitled to receive the entire award in the condemnation proceedings, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Notwithstanding the foregoing, Tenant shall have the right to bring a separate condemnation proceeding for relocation expenses and trade fixtures, or to bring other claims, payable in the manner and extent as, and if, provided by law, provided such awards do not reduce the awards to Landlord on account of such condemnation or taking.

14.	Intentionally Deleted

15.	LANDLORD’S SERVICES

15.1 Electric Current.

a. Landlord shall install and maintain at its cost separate electric meters for measuring electricity furnished to the Premises. Tenant shall contract with the company supplying electrical current for the purchase and obtaining of electrical current directly from such company, which shall be billed directly to and paid for by Tenant. This shall include all current used in the Premises, including but not limited to all electricity used for heating, air conditioning and ventilation, lighting, office equipment and machines.

b. If Tenant shall require electrical current for use in the Premises in excess of the present capacities and if in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or such excess requirements will result in an additional burden on the Building systems and additional cost to Landlord on account thereof, then Landlord shall upon written request and at the sole cost and expense of Tenant, furnish and install such additional wires, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant, provided current therefor is available to Landlord, and provided further that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Building. Tenant shall reimburse Landlord on demand for all costs incurred by Landlord on account thereof.

c. If requested by Tenant, Landlord, at Tenant’s expense, shall purchase and install all replacement lamps (including, but not limited to, incandescent and fluorescent lights) used in the Premises.

d. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

e. Except as may be disclosed in the Additional Plans (and thereby approved by Landlord), Tenant agrees that it shall not make any material alteration or material addition to the electrical equipment or appliances in the Premises without obtaining the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, and Tenant shall promptly advise Landlord of any other alteration or addition to such electrical equipment appliances.

15.2 Water. Landlord shall furnish hot and cold water to the Premises or to a common area lavatory for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (a) assess a reasonable charge for the additional water used or consumed by Tenant; or (b) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer use charge based on said meter charges as and when bills are rendered. On default in making such payment, Landlord may pay such charges and collect the same from Tenant as additional rent hereunder.

15.3 Elevators, Heat. Landlord shall: (a) provide elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) during Business Hours and have one elevator in operation available for Tenant’s use, non-exclusively together with others having business in the Building, at all other times that the Building is open; and (b) furnish heat (in amounts as are customarily provided by buildings of the same age, condition and character as the Building) to the Premises and to Common Areas of the Building during Business Hours during the normal heating season, Landlord shall provide heat the Premises at times in addition to Business Hours, at Tenant’s Expense (as Special Services hereunder), provided Tenant gives Landlord reasonable prior notice (as shall be established by Landlord) of its need for such after-hours heat. As of the date hereof, such notice must be given no later than 12:00 noon for after-hours heat in the evenings and no later than 12:00 noon on Fridays for weekend heat.

15.4 Interruption or Curtailment of Services. Landlord reserves the right to interrupt, curtail, stop or suspend (a) the furnishing of elevator and other services, and (b) the operation of the plumbing and electric systems whenever necessary for repairs, alterations, replacements or improvements desirable or necessary to be made in the reasonable judgment of Landlord or whenever necessary due to accident or emergency, difficulty or inability in securing supplies or labor strikes, or any other cause beyond the reasonable control of Landlord, whether such other cause is similar or dissimilar to those hereinabove specified, until said cause has been removed. Except when caused by the gross negligence of Landlord, there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension of services or systems, except that Landlord shall exercise all due diligence to eliminate the cause of same.

15.5 Energy Conservation. Notwithstanding anything to the contrary contained in this Lease, Landlord may institute such reasonable policies, programs or measures as may be necessary, required or expedient for the conservation and/or preservation of energy or energy services, provided either the majority of similar buildings in Boston, Massachusetts are subject to similar policies, programs or measures, or such are necessary or required to comply with applicable governmental codes, rules, regulations or standards.

15.6 Tenant Directory. Landlord agrees to maintain a tenant directory in the lobby of the Building in which a reasonable number of listings will be placed identifying Tenant and the location of the Premises in the Building. Landlord reserves the right to charge Tenant a reasonable fee for each such listing; however, Landlord shall provide Tenant with two (2) listings at no cost to Tenant.

16.	ACCESS

The Building shall remain open during all Business Hours, except as provided herein, and Tenant’s servants, employees, agents and business invitees shall have the free and uninterrupted right of access in common with others entitled thereto to the Premises during Business Hours. Subject to reasonable security measures, Tenant and its employees and, if escorted by employees, guests and business invitees, shall have access to the Premises at all other times.

17.	SUBLEASE AND ASSIGNMENT

17.1 Generally. Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber the Lease or any interest of Tenant therein, in whole or in part of the Premises or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord. A transfer of a majority of Tenant’s stock or a transfer or change of control of Tenant (if Tenant is a corporation), or a change in the composition of persons or entities owning any interest in Tenant (if Tenant is not a corporation), or any transfer of Tenant’s interest in the Lease by operation of law or by merger or consolidation of Tenant with or into any other entity, firm or corporation, shall be deemed an assignment for purposes of this Article 17. Any subletting or assignment pursuant to this Article shall be subject to and conditioned upon the following:

(a) at the time of any proposed subletting or assignment, Tenant shall not be in default under any of the terms, covenants or conditions of this Lease;

(b) the sublessee or assignee shall occupy only the Premises and conduct its business in accordance with the Permitted Use;

(c) prior to occupancy, Tenant and its assignee or sublessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or a written sublease, as the case may be, by the terms of which:

(1) in case of an assignment, Tenant shall assign to such assignee Tenant’s entire interest in this Lease, together with all prepaid rents hereunder, and the assignee shall accept said assignment and assume and agree to perform directly for the benefit of Landlord all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed; or

(2) in case of a subletting, the sublessee thereunder shall agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on the Tenant’s part to be performed, except the payments of rents, charges and other sums reserved hereunder, which Tenant shall continue to be obligated to pay and shall pay to Landlord;

(d) Tenant shall pay to Landlord monthly one-half of the excess of the rents and other charges received by Tenant pursuant to the assignment or sublease over the rents and other charges reserved to Landlord under this Lease attributable to the space assigned or sublet, less Tenant’s reasonable costs of such assignment or sublet, excluding any buildout or fit-up costs;

(e) Tenant shall acknowledge that, notwithstanding such assignment or sublease and consent of Landlord thereto, Tenant shall not be released or discharged from any liability whatsoever under this Lease and will continue to be liable (jointly and severally with the assignee) with the same force and effect as though no assignment or sublease had been made; and

(f) Tenant shall pay to Landlord the sum of One Thousand ($1,000) Dollars to cover Landlord’s administrative costs, overhead and attorneys’ fees in connection with each such assignment or subletting.

17.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to a proposed transfer, sublease or assignment pursuant to the preceding Section 17.1. Landlord’s failure to consent shall be deemed unreasonable if the conditions set forth in Subsections 17.1(a) - 17.1(f) are met and if:

a. The proposed assignment or subletting is to be made to a parent, subsidiary or successor corporation in connection with the reorganization of Tenant or to a partnership of which Tenant is a general partner, provided the net worth of such successor is at least equal to the greater of the net worth of Tenant as of the Term Commencement Date or the net worth of the Tenant as of the date of the proposed transfer and provided the successor has a good reputation in the community; or

b. The proposed assignee or subtenant has a good credit rating, which shall be at least equal to that of Tenant as of the Term Commencement Date, and demonstrable ability to comply with the terms and conditions of this Lease, a good reputation in the community and the proposed use by such subtenant or assignee (even though Permitted Use) could not in Landlord’s reasonable opinion be expected to detract from the character of the Building at the time of the proposed assignment or sublease.

Landlord may withhold its consent if said transfer, sublease or assignment is not approved by the holder of any mortgage on Landlord’s Property.

17.3 No Waiver. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting for the use of all or any part of the Premises, nor shall the collection of rent by Landlord from any assignee, sublessee or other occupant after default by Tenant be deemed a waiver of this covenant or the acceptance of such assignee, sublessee or occupant as tenant or a release of Tenant from the further performance by Tenant of the obligations in this Lease on Tenant’s part to be performed.

18.	SUBORDINATION

This Lease is subject and subordinate to any ground leases and real estate mortgages to any lender prior to or subsequent to the date of execution and delivery of this Lease and to all renewals, modifications, consolidations, replacements or extensions thereof, provided that, with respect to ground leases and real estate mortgages subsequent to the date of execution and delivery of this Lease, each such ground lessor or mortgagee enters into an agreement, in customary form, recognizing Tenant under this Lease and providing that, in the event of foreclosure or termination of a ground lease, Tenant shall remain undisturbed under this Lease if Tenant is not in default under any of the terms and conditions of the Lease. In confirmation of the foregoing, Tenant shall, upon the request of Landlord, promptly execute and deliver all such instruments as may be appropriate to subordinate this Lease to any mortgages securing notes issued by Landlord and to all advances made thereunder and to the interest thereon and all renewals, replacements and extensions thereof, provided that (with respect to a subsequent mortgage or ground lease) such nondisturbance is granted by such mortgagee or ground lessee. At the request of Landlord, Tenant shall join in a subordination agreement requested by any mortgagee who desires to subordinate its mortgage to this Lease, provided, however, that the provisions of said mortgage relating to the receipt and application of insurance proceeds and condemnation awards shall in no event be subordinated to this Lease. Landlord represents that, as of this date, the only mortgagee of Landlord’s Property is Sun Life Insurance Company.

19.	ESTOPPEL CERTIFICATE

Tenant shall, at any time during the Term, within ten (10) days after Landlord’s request therefor, deliver a duly executed and acknowledged written instrument to Landlord or to a person or entity specified by Landlord in customary form certifying:

(a) That the Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect, as modified and stating any such modification;

(b) Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of this Lease and any modifications thereof on the part of Tenant to be performed or complied with, and if so, specifying the same; and

(c) The date to which Fixed Rent and all additional rent and other charges have been paid.

Upon Tenant’s failure to deliver timely the estoppel certificate, Landlord may give Tenant an additional written notice; and the failure by Tenant to deliver the estoppel certificate within ten (10) days after such additional written notice shall constitute as to any person entitled to rely upon such statements an acknowledgment that this Lease is unmodified and in full force and effect and a waiver of any defaults which may exist prior to the date of such notice.

20.	MORTGAGEE’S RIGHTS

In the event any mortgagee succeeds to the interest of Landlord under the Lease:

(a) the mortgagee shall not be liable for any act or omission of any prior landlord (including Landlord);

(b) the mortgagee shall not be liable for the return of any security deposit unless the same has been received by mortgagee from Landlord and mortgagee acknowledges receipt in writing of said deposit;

(c) the mortgagee shall not be bound by any rent or additional rent which Tenant might have prepaid for more than the then current month under the Lease;

(d) the mortgagee shall not be bound by any amendments or modifications of the Lease made after the date Tenant receives notice of the name and address of such mortgagee, without the consent of mortgagee; and

(e) the mortgagee shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

21.	NOTICE TO MORTGAGEE AND GROUND LESSOR

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord with respect to any default or claimed default of Landlord hereunder shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within no more than thirty (30) days from the date of said notice shall be treated as performance by Landlord. If such default by Landlord by its nature cannot be cured within thirty (30) days, such holder or ground lessor shall be given such additional time as is reasonably necessary, provided such holder or ground lessor has commenced diligently to correct such default and thereafter diligently pursues such correction to completion, For the purposes of this Article 21, the term “mortgage” includes a mortgage on a leasehold interest of Landlord ( but not one on Tenant’s leasehold interest).

22.	Intentionally Deleted

23.	TENANT’S COVENANTS

Tenant covenants and agrees as follows:

A. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease, and shall pay when due all Fixed Rent, additional rent, and all charges which by the terms of this Lease are to be paid by Tenant.

B. Tenant shall use the Premises only for the Permitted Use, and shall comply with any and all present or future reasonable rules and regulations established by Landlord, provided such rules and regulations are enforced against similarly situated tenants in a nondiscriminatory manner.

C. Tenant shall pay all costs (to the extent not reimbursed by insurance proceeds) on demand for all loss or damage suffered or incurred by Landlord caused by any nuisance or neglect suffered on the Premises or Landlord’s Property due to Tenant or Tenant’s Agents.

D. Intentionally Deleted.

E. Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and upon reasonable notice (which notice may be given orally) to Tenant and to show the Premises to prospective tenants commencing one year prior to the expiration of this Lease.

F. Tenant shall pay all costs for utilities that are not supplied by Landlord that are charged directly to Tenant by any utility company.

G. Except only for items which are expressly the Landlord’s responsibility hereunder, Tenant shall comply with all laws applicable to the Premises and Tenant’s use thereof, including, without limitation, all applicable statutes, ordinances, constitutional provisions, codes, by-laws, regulations, rulings, decisions, rules, order, determinations and requirements of any federal, state, county, local or other legislative, executive, judicial or other governmental body or authority (hereinafter “Applicable Law”). Tenant shall obtain all required licenses and permits relating to the Premises or Tenant’s use thereof, except only for the building permit for the Initial Tenant Improvements and the certificate of occupancy upon the completion of such work, which shall be Landlord’s responsibility. Tenant shall make all changes and alterations in the Premises required by any Applicable Law if the same are necessitated by Tenant’s special or unusual use of the Premises but not if the same are required for general office use. Except for Tenant’s Additional Improvements and any other Alterations, Tenant shall not be required to render the Premises in compliance with Applicable Law at the Term Commencement Date or upon any subsequent change in law, unless related to Tenant’s use thereof.

H. Tenant shall comply with the requirements of all policies of public liability, fire and casualty and other insurance at any time in force with respect to the Premises, the Building and Landlord’s Property.

I. Tenant shall cause any furniture, equipment or supplies to be moved in or out of the Building only upon the elevator designated by Landlord for that purpose and then only during such hours as may be established by Landlord.

J. Tenant shall not injure, overload, deface or otherwise harm the Premises or Landlord’s Property, commit any nuisance, permit the emission of any objectionable odor or noise from the Premises, store or dispose of trash or refuse on or otherwise obstruct the driveways, walks, halls, parking areas or other common areas.

K. Tenant shall not suffer or permit strip or waste.

L. Tenant shall not permit any use that may create a public or private nuisance.

M. Tenant shall not place or maintain any merchandise, vending machines or other articles for the sale of goods or services on any sidewalk or ways adjacent to the Premises, or elsewhere on the exterior or in the interior of the Premises.

N. Tenant shall not conduct any auction, fire, bankruptcy or going-out-of business sale, nor use or permit the use of any sound apparatus for reproduction or transmission of music or sound that is audible beyond the physical interior of the Premises.

O. Tenant shall not install any window air conditioning unit in or upon the Premises.

P. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises and all Tenant’s signs wherever located, repair all damage caused by such removal and yield up the Premises (including all Alterations made by Tenant, except for such Alterations as Landlord shall request Tenant to remove) subject to Article 9 of this Lease, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of the Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it for such removal and disposition and in making any incidental repairs and replacements to the Premises. Tenant shall also pay for the use and occupancy of the Premises during performance of its obligations under this Article. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided.

Q. Tenant shall not place a load upon any floor of the Premises or Building exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Any moving of such equipment shall be at the sole risk and hazard of Tenant and Tenant shall indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

R. Tenant shall not place any signs or other forms of advertising on or about the exterior of the Premises or the Building, upon any sidewalks or ways adjacent to the Building or within the interior of the Premises that are visible from the exterior of the Building; and no signs shall be affixed in any manner to the windows of the Premises. Notwithstanding the foregoing, but subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, Tenant may place signs indicating the name of Tenant’s business at the locations where signs currently exist for the previous tenant of the Premises.

24.	EVENTS OF DEFAULT

The following shall be deemed to be defaults hereunder:

A. Tenant’s failure to pay the Fixed Rent, Operating Expenses or Real Estate Taxes when due hereunder and such failure continues for more than ten days after written notice thereof from Landlord, or if Tenant fails to pay any other charges provided for hereunder and such failure continues for more than ten (10) days after written notice from Landlord designating such failure; or

B. Tenant’s failure to comply with any other obligation or covenant hereunder and such failure continues for more than thirty (30) days after written notice from Landlord to Tenant specifying such failure. Notwithstanding the foregoing, if such failure by its nature cannot be cured within 30 days, Tenant shall be given such additional time as is reasonably necessary, provided Tenant has commenced diligently to correct said failure and thereafter diligently pursues such correction to completion; or

C. An assignment is made by Tenant or any guarantor of this Lease for the benefit of creditors; or

D. Tenant’s leasehold interest is taken on execution; or

E. A lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other. property, which is not discharged or bonded against within forty-five (45) days thereafter; or

F. A petition is filed by or against Tenant or any guarantor of the Lease for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Federal Bankruptcy Code as then in force and effect; or

G. A receiver is appointed for any part of Tenant’s property; or

H. Tenant’s failure to remain a corporation in good standing and qualified to do business in Massachusetts.

25.	RIGHTS OF LANDLORD UPON TENANT’S DEFAULT

25.1 Landlord’s Remedies. In the event any default shall continue beyond any applicable notice or grace period hereunder (notwithstanding any waiver, license or indulgence granted by Landlord with respect to the same or any other default in any former instance), Landlord shall have the right, then or at any time thereafter, at its sole election either

(a) to terminate this Lease by written notice to Tenant, which termination shall take effect on the date of Landlord’s dispatch of said notice or on any later date (on or prior to the expiration of the current portion of the Term) specified in Landlord’s termination notice; or

(b) to enter upon and take possession of the Premises (or any part thereof in the name of the whole) without demand or notice, and repossess the same as of the Landlord’s former estate, expelling Tenant and those claiming under Tenant, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any other remedy for any default hereunder.

Landlord’s repossession of the Premises under this Article shall not be construed to effect a termination of the Lease, unless Landlord sends Tenant a written notice of termination as required hereunder.

25.2 Reletting. Landlord shall have the right (at its sole election and whether or not this Lease shall be terminated under Section 25.1) to relet the Premises or any part thereof for such period or periods (which may extend beyond the Term) and at such rent or rents and upon such other terms and conditions as Landlord may reasonably deem advisable, and in connection with any such reletting, Landlord may make or cause to be made such additions, alterations and improvements to the Premises as Landlord may deem advisable. In the event that this Lease is terminated, Landlord agrees to use reasonable efforts to relet the Premises; however, reasonable efforts shall not require Landlord to give any special priority to the reletting of the Premises or give the Premises any preference over the letting of any other space in the Building.

25.3 Removal of Goods. If Landlord shall terminate this Lease or take possession of the Premises by reason of a default, Tenant, and those claiming under Tenant, shall forthwith remove their goods and effects from the Premises. If Tenant or any such claimant shall fail so to remove forthwith, Landlord, without liability to Tenant or to those claiming under Tenant, may remove such goods and effects and may store the same for the account of Tenant or of the owner thereof in any place selected by Landlord or, at Landlord’s sole election, Landlord may sell the same at public auction or at private sale on such terms and conditions as to price, payment and otherwise as Landlord, in its sole judgment, may deem advisable. Tenant shall be responsible for all costs of removal, storage and sale, and Landlord shall have the right to reimburse itself from the proceeds of any such sale for all such costs paid or incurred by Landlord. If any surplus sale proceeds shall remain after such reimbursement, Landlord may deduct from such surplus any other sum due to Landlord hereunder and shall pay over to Tenant the remaining balance of such surplus sale proceeds, if any.

25.4 Current Damages. No termination or repossession provided for in Section 25.1 shall relieve Tenant of its liabilities and obligations hereunder (or under its instrument of guarantee), all of which shall survive such termination or repossession. In the event of any such termination or repossession, Tenant shall pay Landlord, in advance, on the first day of each month (and pro rata for the fraction of any month) for what would have been the entire balance of the original Term or of the current extension period, one-twelfth of the Annual Rental for the Premises, as defined in Section 25.5 hereof, less the proceeds (if any) of any reletting of the Premises which remain after deducting Landlord’s reasonable expenses in connection with such reletting. Such expenses shall include, without limitation, removal, storage and remodeling costs, the cost of painting and refurbishing the Premises and attorneys’ and brokers’ fees.

25.5 Annual Rental. The Annual Rental for the Premises shall be the total of the Fixed Rent, Tenant’s Share of Real Estate Taxes and Operating Expenses, and all other charges payable by Tenant (whether or not to Landlord) for the lease year ending next prior to such termination or repossession.

25.6 Intentionally Deleted.

25.7 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

25.8 Landlord’s Right to Cure Defaults. Landlord shall have the right but not the obligation, to cure at any time upon ten (10) days written notice, and in the event of an emergency without notice, any default by Tenant under the Lease. Whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorney’s fees, in curing a default shall be paid by Tenant to Landlord on demand, as additional rent hereunder, together with interest thereon from the date of payment by Landlord to the date of payment Tenant at the rate of twelve (12%) percent per annum.

25.9 Costs of Enforcement. Landlord and Tenant shall each pay all reasonable costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the other party in enforcing its obligations or the other party’s rights under this Lease, provided that the other party shall prevail.

26.	NO WAIVER; NO ACCORD AND SATISFACTION

26.1 No Waiver. Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a default hereunder or any waiver by Landlord or Tenant of the terms, covenants or conditions herein, shall not in any way be held or construed to operate so as to impair the continuing obligation of any term, covenant or condition herein, or to permit any similar acts or omissions. The failure of Landlord to seek redress for a violation of, or to insist upon the strict performance of, any covenant, condition or obligation of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of any rent with knowledge of any default hereunder shall not be deemed to have been a waiver of such default, unless such waiver is in writing signed by the Landlord.

26.2 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than any sum due under any provision of this Lease shall be deemed to be other than on account of the earliest installment of such sum due, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to any rights to recover the balance of such installment or pursue any other remedy in this Lease provided.

27.	RECORDING

Landlord and Tenant agree not to record this Lease or any portion thereof; however, Landlord and Tenant each agree upon request of the other to execute and deliver to the other a notice of lease or short form of lease suitable for recording and setting forth the name of the Landlord and the Tenant, the term of the Lease and an appropriate description of the Premises.

28.	LIABILITY

In no event shall Landlord be liable for any default hereunder unless the same occurs during and within the period of time that it is the owner of and in possession of Landlord’s Property. In no event and under no circumstances shall Landlord be liable to Tenant for any consequential damages in connection with any act of Landlord, its agents or servants. The placement by Tenant of any goods, wares and merchandise in the Premises or any areas within Landlord’s Property shall be at the sole risk and hazard of Tenant. Neither Landlord nor any agent or employee of Landlord shall be liable for any damage to the person or property of Tenant or Tenant’s Agents, including but not limited to damage resulting from the following, unless solely due to the gross negligence or willful misconduct of Landlord: (a) steam, gas, electricity, water, rain or snow, leaks from pipes, appliances or plumbing, falling plaster or other building components, dampness or any other cause; (b) any hidden defect on the Premises, the Building or Landlord’s Property; and/or (c) acts or omissions of persons occupying adjacent premises or other parts of the Building or otherwise entitled to use Landlord’s Property.

Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the monetary liability of Landlord hereunder shall be limited to its equity in the Premises in the event of a default under this Lease by Landlord. In furtherance of the foregoing, Tenant hereby agrees that any judgment it may obtain against Landlord as a result of a breach of any of the terms, covenants or conditions hereof shall be enforceable solely against Landlord’s fee interest in the Premises. Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon-any trustee, beneficiary, shareholder or officer of Landlord.

Except as hereafter provided, Tenant be not be liable to Landlord for consequential damages in connection with any act of Tenant; provided, however, the foregoing shall not be limit in any way the damages to which Landlord shall be entitled (which shall include all direct, indirect and consequential damages resulting therefrom) in the event of: (1) the failure of Tenant to vacate the Premises as and when required under the terms of this Lease, including without limitation damages pursuant to Tenant’s indemnification contained in Section 22P hereof; (ii) the failure of Tenant to comply with the provisions of Article 35 hereof; (iii) any indemnifications of Landlord contained in this Lease; or (iv) any liability relating to or arising from Tenant’s particular use of the Premises (as opposed to general office use).

29.	FORCE MAJEURE

In any case where either party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, or other causes beyond such party’s reasonable control, whether such times are designated by a fixed time or a “reasonable time”. This clause shall not be applicable to any payment of rent or other charges due from Tenant to Landlord.

30.	MECHANICS LIENS

Tenant shall not permit any mechanics’ or materialmen’s or other liens to stand against the Premises, the Building or Landlord’s Property for any labor or materials furnished Tenant in connection with work of any character performed on the Premises by, for, or at the direction of Tenant. Any such lien shall be discharged by payment in full within thirty (30) days thereafter or by filing the bond required by law. If Tenant fails to discharge any such lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in connection therewith, within fifteen (15) days of receipt of Landlord’s bill therefor.

31.	DEFINITIONS

The words “Landlord” and “Tenant” as used herein shall include their respective heirs, executors, administrators, successors, representatives, assigns, invitees, agents, and servants.

The words “it”, “he” and “him” where applicable apply to the Landlord or Tenant regardless of gender, number, corporate entity, trust or other body. If more than one party signs this Lease as Tenant, the covenants, conditions and agreements of Tenant shall be joint and several obligations of each party.

32.	SEVERABILITY CLAUSE

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance is declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances will not be affected thereby and will continue to be enforced and recognized as valid agreements of the parties; in the place of such invalid or unenforceable provision, there will be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

This Lease may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

33.	NOTICES

Any notices required under this lease shall be in writing and delivered by hand or mailed by registered or certified mail to Tenant c/o Director of Real Property Services, 4th Floor, Ballou Hall, Tufts University, Medford, Massachusetts 02155, or to Landlord care of its Management Agent, Whittier Partners, 155 Federal Street, Boston, Massachusetts 02110. Landlord or Tenant may by proper notice to the other as provided herein, change its notice address.

34.	HOLDING OVER

If for any reason Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, such holding over shall constitute a tenancy from month to month, terminable by either party upon thirty (30) days prior written notice to the other party, and Tenant shall pay Landlord monthly rental during the month to month tenancy computed as the rent (including Fixed Rent and all additional rent) payable hereunder for the final month of the last year of the Term prior to such holding over plus one hundred (100%) percent of said rent. The month to month tenancy shall otherwise be on the same terms and conditions as set forth in the Lease, as far as applicable.

35.	ENVIRONMENTAL HAZARDS

Except for small amounts of materials customarily associated with office use (provided same is stored, used and disposed of in compliance with all Environmental Requirements), Tenant and Tenant’s Agents, shall not use, maintain, generate, allow or bring on the Premises or Landlord’s Property or transport or dispose of, on or from the Premises or Landlord’s Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined).

Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (hereinafter defined).

Tenant shall save Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees) harmless and indemnified from and against any and all Environmental Damages (hereinafter defined) which may be asserted by Tenant, any other person or entity, or government agency or which the indemnified parties may sustain or be put to on account of: (1) the presence or release of any Hazardous Matter upon, in or from the Premises during the Term and during any period when the Tenant, or Tenant’s Agents are occupying the Premises or any part thereof, unless solely caused by the actions of third parties not under the control or supervision of Tenant or Tenant’s Agents; (2) the activities or other action or inaction of Tenant or Tenant’s Agents in violation of Environmental Requirements; and (3)the breach of any of Tenant’s obligations under this Article 35 during the Term hereof and any period in which Tenant or Tenant’s Agents occupy the Premises.

The provisions of this Article 35 shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between this Article 35 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under this Article 35 shall survive the expiration or termination of this Lease and the transfer of title to Landlord’s Property.

The following terms as used herein shall have the meanings set forth below:

“Hazardous Matter” shall mean any substance: (i) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material or Oil under The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21C, M.G.L. Chapter 21D or M.G.L. Chapter 21E, and the regulations promulgated thereunder, as same may be amended from time to time; or (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to any Applicable Law.

“Environmental Requirements” shall mean all Applicable Law, the provisions of any and all Approvals, and the terms and conditions of this lease insofar as same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including without limitation those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

“Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or Landlord’s Property, to the extent required or prudent due to the presence or suspected presence of Hazardous Matter;

risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of Landlord’s Property; any damage caused by loss or restriction of rentable or usable space in Landlord’s Property; or any damage caused by adverse impact on marketing or financing of Landlord’s Property.

36.	GOVERNING LAW

This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

37.	BROKERAGE

Tenant and Landlord each warrant and represent that neither has dealt with any broker in connection with the consummation of this Lease, except for Whittier Partners, and in the event any brokerage claim is made against either party predicated upon prior dealings with the other party, except by Whittier Partners, such party shall defend the claim against the other party and save harmless and indemnify the other party on account of loss, cost or damage which may arise by reason of such claim.

38.	WAIVER OF COUNTERCLAIMS

In the event Landlord commences any proceedings for non-payment of rent (Fixed Rent or additional rent) or for recovering possession of the Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding except for compulsory counterclaims. This shall not, however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

39.	INTENTIONALLY DELETED.

40.	ENTIRE AGREEMENT

The parties acknowledge that in the course of negotiating this Lease their respective representative have gradually reached preliminary agreement on the several terms set forth in this instrument. The parties acknowledge and agree that at all times they have intended that none of such preliminary agreements (either singly or in combination) shall be binding on either party, and that they shall be bound to each other only by a single, formal, comprehensive document containing all of the agreements of the parties, in final form, which has been executed by Landlord or a duly authorized representative of Landlord and by Tenant. The parties acknowledge that none of the prior oral and written agreements between them (and none of the representations on which either of them has relied) relating to the subject matter of this Lease shall have any force or effect whatever, except as and to the extent that such agreements and representations have been incorporated in this Lease.

41.	TENANT’S OPTION TO EXTEND THE TERM

41.1 Exercise and Effect of Option. Tenant shall have the option to extend the Term of this Lease for one (1) additional five (5) year term (the “extension period”), provided that: (i)

Tenant is not in default after any notice and cure periods hereunder under any of the terms and conditions of this lease at the time it exercises such option to extend or at the commencement of such extension; and (ii) Tenant has given Landlord written notice of its election to extend the Term no later than nine (9) months prior to the expiration date of the original Term. If Tenant fails to give such notice to Landlord by such date, Tenant’s rights under this Article 41 shall be deemed waived and of no further force and effect. In the event that Tenant shall extend the Term as aforesaid, such extension shall be upon the same terms and conditions as set forth herein, except that:

(a) After the extension period, there shall be no further option to extend the Term; and

(b) The annual Fixed Rent hereunder shall be adjusted as provided in this Article.

41.2 Fixed Rent During Extension Period. The annual Fixed Rent hereunder during the extension period shall be determined and adjusted as follows:

During such extension period, commencing on the first day of the sixth lease year, the annual Fixed Rent payable hereunder shall be in the amount of the Fair Market Rent, as hereinafter determined, but in no event shall such annual Fixed Rent be less than $150,880 per year.

The “Fair Market Rent” shall be the market rate for the rental of the Premises, based upon the average current market rate of space leased in the Building and the terms of this Lease, as of the date of the expiration of the Term, but in no event shall the Fair Market Rent be less than- $150,880 per year, and the Fair Market Rent shall be determined as follows:

(i) After the exercise by Tenant of its option to extend the Term, Landlord shall, not later than 60 days prior to the expiration of the Term, advise Tenant in writing its determination of the Fair Market Rent for the Premises for the extension period. Tenant shall be deemed to have accepted the Fair Market Rent contained in Landlord’s notice, and such rental rate shall be conclusively deemed to be the Fair Market Rent of the Premises for the extension Term, unless Tenant notifies Landlord in writing, within 10 days after Landlord’s notice, that Tenant disputes the aforementioned determination by Landlord.

(ii) In the event that Tenant disputes the determination of the Fair Market Rent by Landlord (as provided above), and the Landlord and Tenant are unable to agree on the Fair Market Rent for the Premises at least 30 days prior to the expiration of the Term, the same shall be determined by arbitration as follows:

1. Landlord and Tenant shall each promptly designate and notify the other party of the name and address of an appraiser selected by such party. Such two appraisers shall, within twenty (20) days after the designation of the second of the appraisers, make their determinations of the Fair Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have twenty (20) days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of the Fair Market Rent. If such appraisers: shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, they shall give notice thereto to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to, act, to a court of competent jurisdiction, for the designation of such third appraiser. The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Fair Market Rent, which shall be final and binding upon Landlord and Tenant.

2. All appraisers shall be real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the downtown Boston real estate leasing market.

3. The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

4. Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal.

If the parties are unable to agree on the Fixed Rent (or the arbitration has not concluded) prior to the first day of an extension period, Tenant shall make monthly payments on account of Fixed Rent (in addition to all other rent and other payments hereunder) in the amount of 125% of the Fixed Rent payable during the preceding lease year of the Term, until such annual Fixed Rent amount has been established as herein provided, at which time an appropriate retroactive rent adjustment payment or credit shall be made, if necessary.

41.3 Additional Rent during Extension Period. In addition to Fixed Rent (as determined and adjusted as provided in this Article), during the extension period Tenant shall continue to pay all other rent as provided in this lease, including Tenant’s share of Operating Expenses and Real Estate Taxes and all other charges hereunder.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of November 10, 1993.

TENANT:	TRUSTEES OF TUFTS COLLEGE

	By:	/s/ Steven S. Manos
Its Vice President & Treasurer

LANDLORD:

KING REAL ESTATE CORPORATION,
Trustee of Kneeland Street Real Estate Trust

	By:	/s/ Karl Greenman
Its Vice President & Treasurer

Exhibit A

TYPICAL FLOOR PLAN

BOSTON MASS

KROKYN & BROWNE

EXHIBIT B

Initial Tenant Improvements

AMENDMENT TO LEASE

75 KNEELAND STREET, BOSTON, MASSACHUSETTS

(Trustees of Tufts College - 6th Floor)

This Amendment to Lease (“Amendment”), entered into as of March 31, 1998, is by and between KING REAL ESTATE CORPORATION, AS TRUSTEE OF KNEELAND STREET REAL ESTATE TRUST (“Landlord”), and TRUSTEES OF TUFTS COLLEGE (“Tenant”).

Landlord and Tenant entered into a lease, dated November 10, 1993 (the “Lease”), for certain premises consisting of the entire 6th floor of the building located at 75 Kneeland Street, Boston, Massachusetts, as more particularly described in the Original Lease (the “Premises”). Terms used in this Amendment which are defined in the Lease and which are not specifically defined herein shall have the meaning given to them in the Lease.

Landlord and Tenant desire to extend the term of the Lease and amend certain other provisions of the Lease.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	TERM.

(a) The Term of the Lease (which currently expires on December 31, 1998) is extended for a period of five (5) years, commencing January 1, 1999, and ending on December 31, 2003 (the “Extension Term”).

(b) Article 41 of the Lease (Tenant’s Option to Extend the Term), is hereby deleted.

2.	FIXED RENT.

(a) Prior to the commencement of the Extension Term, the annual Fixed Rent shall continue to be due and payable in the amounts provided for in Section 4 of the Lease.

(b) Commencing on the first day of the Extension Term and for the entire Extension Term, the Fixed Rent due and payable by the Tenant shall be as follows:

Lease Year	Annual Fixed Rent	Monthly Installments

1, 2 and 3 (1/1/99- 12/31/01)	$233,864.00	$19,488.70

4 and 5 (1/1/02 - 12/31/03)	$271,584.00	$22,632.00

3.	OPERATING EXPENSES AND REAL ESTATE TAXES.

(a) Prior to the commencement of the Extension Term, additional rent payments on account of Operating Expenses and Real Estate Taxes shall continue to be due and payable in the amounts provided for in Section 6 of the Lease.

(b) Commencing on the first day of the Extension Term and for the entire Extension Term, the Operating Expenses Base, as provided in Section 6.1 of the Lease, shall be the Operating Expenses for calendar year 1998, and Tenant shall pay, as additional rent as provided in the Lease, 7.143% of any Operating Expenses in excess of the Operating Expenses Base.

(c) Commencing on the first day of the Extension Term and for the entire Extension Term, the Tax Base as provided in Section 6.3 of the Lease shall be the Real Estate Taxes for Fiscal Year 1999 (July 1, 1998 to June 30, 1999), and Tenant shall pay, as additional rent as provided in the Lease, 7.143% of any Real Estate Taxes in excess of the Tax Base.

4.	NOTICES

Landlord’s address for notices and for the payment of rent, as provided in Sections 5 and 33 of the Lease, shall be as follows:

c/o King Associates LLP

21 Elkins Street

South Boston, MA 02127

5.	RATIFICATION.

In all other respects, the Lease shall remain unmodified and in full force and effect.

6.	CERTIFICATION

Tenant hereby certifies that the Lease is in full force and effect, that there have been no other modifications or amendments thereto, that Landlord has fulfilled all of its obligations under the Lease, and Landlord is not in default under any of the terms and conditions of the Lease. The Lease, as amended by this Amendment, is hereby ratified and confirmed by Landlord and Tenant.

7.	BINDING

This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors administrators, successors, in interest and assigns.

Executed as a sealed instrument as of the day and year first above written.

LANDLORD:

KING REAL ESTATE CORPORATION, AS TRUSTEE OF KNEELAND STREET REAL ESTATE TRUST
By King Associates LLP, as Managing Agents

By:	/s/ Steven S. Manos
Name: Steven S. Manos
Title: Executive Vice President

TENANT:

TRUSTEES OF TUFTS COLLEGE

By:	/s/ Alden I. Gifford
Name: Alden I. Gifford
Title: Partner

THIRD AMENDMENT TO LEASE

75 KNEELAND STREET, BOSTON, MASSACHUSETTS

(Paratek Pharmaceuticals, Inc. – 6 Floor)

This Third Amendment to Lease (“Third Amendment”), entered into as of January 28, 2002, by and between KING REAL ESTATE CORPORATION, AS TRUSTEE OF KNEELAND STREET REAL ESTATE TRUST (“Landlord”), and PARATEK PHARMACEUTICALS, INC. (“Tenant”).

Landlord and the Trustees of Tufts College entered into a Lease dated November 10, 1993, as amended by Amendment to Lease dated March 31, 1998, which lease was assigned to Tenant and further amended by Assignment, Assumption, Amendment and Consent dated September 1, 2001 (together, the “Lease”), for certain premises consisting of the entire 6th floor (the “Premises”) of the building located at 75 Kneeland Street, Boston, Massachusetts (the “Building”), as more particularly described in the Lease. Terms used in this Third Amendment which are defined in the Lease and which are not specifically defined herein shall have the meaning given to them in the Lease.

Landlord and Tenant desire to extend the term of the Lease and amend certain other provisions of the Lease.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	TERM.

(a) The Term of the Lease (which currently expires on December, 31, 2003) is extended for a period of 13 years, and shall now expire on December 31, 2016 (the period commencing January 1, 2004, and ending on December 31, 2016 is referred to herein as the “Extended Term”).

(b) Section 41 of the Lease (containing an option to extend the Term), is hereby deleted and of no further force and effect.

(c) Section 8.C. of the Lease (containing a right to terminate the Lease) is hereby deleted and of no further force and effect.

2.	RENT.

(a) Prior to the commencement of the Extended Term, the annual Fixed Rent shall continue to be due and payable in the amounts provided for in the Lease.

(b) Commencing on the first day of the Extended Term, and thereafter through the end of the Extended Term, the Fixed Rent due and payable by the Tenant under the Lease shall be as follows:

Lease Year	Annual Fixed Rent	Monthly Installments

1, 2 and 3 (1/10/04 – 12/31/04)	$467,728.00	$38,977.33

2, 3 and 4 (1/1/05 – 12/31/07	$512,992.00	$42,749.33

5 through 13 (1/1/08 – 12/31/16)	Fair Market Rent, payable in equal monthly installments

(c) With respect the 5th through 13th Lease Years (January 1, 2008 through December 31, 2016), the Fixed Rent payable during such period shall be “Fair Market Rent”, i.e., the greater of (i) the Fixed Rent payable during the 4th Lease Year or (ii) the “Net Effective Rent” for the rental of the Premises, as of the first day of the 5th Lease Year. For purposes hereof, “Net Effective Rent” shall mean the rent (e.g., rents generally offered for leases which by their term provide for a base rent only with a separate rental payment for Tenant’s allocable share of the operating expenses and real estate taxes of the Building, excluding therefrom any market concessions such as work performed by landlord, tenant improvements allowances or leasing commissions or other costs and expenses for the lease transaction because Landlord is not incurring those costs upon a renewal), generally in effect for comparable space on comparable floors with comparable views in comparable office buildings of age similar to the Building located in the Boston commercial office market with tenants of comparable financial credit for leases commencing on or about the date for which the “Net Effective Rent” is to be determined. “Fair Market Rent” shall be determined as follows:

(1) Landlord shall advise Tenant in writing (“Landlord’s Notice”) of its determination of the Fair Market Rent not more than 180 days and not less than 120 days prior to the beginning of the 5th Lease Year (if Landlord shall fail to send Landlord’s Notice by such date, Tenant shall send a written reminder notice to Landlord, and Landlord shall send Landlord’s Notice within 15 days after receipt of said reminder notice). Tenant shall be deemed to have accepted the rental rate contained in Landlord’s notice, and such rental rate shall be conclusively deemed to be the Fair Market Rent unless Tenant notifies Landlord in writing, within 15 days after Tenant received Landlord’s Notice, that Tenant disputes Landlord’s determination.

(2) If Tenant disputes the determination of the Fair Market Rent by Landlord (as provided above), and Landlord and Tenant are unable to agree on the Fair Market Rent for the Premises within thirty (30) days, the same shall be determined as follows:

Landlord and Tenant shall, within thirty (30) days following the expiration of said thirty (30) day period provided in subsection (2) above, each appoint a licensed real estate broker who has been actively engaged in the leasing of office space in comparable office buildings in the Boston real estate market for not less than ten (10) years immediately preceding the date of appointment and shall not be a sole practitioner and shall not have represented such party in the prior 5 years (each an “Appraiser” and collectively, the “Appraisers”). Within thirty (30) days after being retained, the Appraisers shall each make an independent determination of Fair Market Rent. If the difference between the Appraisers’ values is equal to or less than five percent (5%), then the Fair Market Rent shall be the average of the sum of the Appraisers’ values. If the difference between the Appraisers’ values is greater than five percent (5%), then the Appraisers shall jointly and promptly choose a third real estate broker, having the same qualifications as those set forth above for Appraisers (the “Arbiter”) to whom the Appraisers shall submit in writing their respective determinations of the Fair Market Rent. Within thirty (30) days after being retained, the Arbiter shall offer the Arbiter’s determination of Fair Market Rent. If the Fair Market Rent determined by the Arbiter lies between the Appraisers’ values, then Fair Market Rent shall be the average of the sum of (A) the Arbiter’s value and (B) the Appraiser’s value nearest to the Arbiter’s value. If the Arbiter’s determination of Fair Market Rent is either higher or lower than both of the Appraisers’ values, then Fair Market Rent shall be the average of the sum of the two nearest values.

If the Appraisers cannot agree on an Arbiter within ten (10) business days after the expiration of the Appraisal Period, then either party may apply to the American Arbitration Association office in Boston, Massachusetts in charge of real estate valuation arbitrations for appointment of the Arbiter.

If neither the Appraisers nor the Arbiter have finally determined Fair Market Rent prior to the date on which Fixed Rent based upon such Fair Market Rent is to go into effect pursuant to Section 2(b) herein, Tenant shall pay Fixed Rent based upon Landlord’s Notice (the “Interim Rent”), subject to adjustment upon final determination of the Fair Market Rent. In the event the Fair Market Rent, as finally determined by the above procedure, is (i) in excess of the Interim Rent, Tenant, within thirty (30) days following such final determination, shall pay over to Landlord all such accumulated excess, or (ii) less than the Interim Rent, Landlord, within thirty (30) days following such final determination, shall pay over to Tenant all such accumulated excess or shall allow Tenant a credit equal to such excess against Fixed Rent next coming due hereunder.

3.	OPERATING EXPENSES AND REAL ESTATE TAXES

(a) Prior to the commencement of the Extended Term, additional rent on account of Operating Expenses and Real Estate Taxes shall continue to be due and payable as provided in the Lease.

(b) Commencing on The first day of the Extended Term and thereafter through the end of the Extended Term, the “Operating Expenses Base” shall be defined as the Operating Expenses (as defined in the Lease) for calendar year 2003, and Tenant shall pay, as additional rent, Tenant’s Proportionate Share of any Operating Expenses in excess of the Operating Expenses Base. For purposes of this Section 3(b) and (c), “Tenant’s Proportionate Share” during the Extended Term shall be defined as 7.145%.

(c) Commencing on the first day of the Extended Term and thereafter through the end of the Extended Term, the “Tax Base” shall be defined as the Real Estate Taxes (as defined in the Lease) for fiscal year 2004 (July 1, 2003 to June 30, 2004), and Tenant shall pay, as additional rent, Tenant’s Proportionate Share of any Real Estate Taxes in excess of the Tax Base.

(d) On the first day of each month throughout the Term (including prior to the commencement of the Extended Term and during the Extended Term), Tenant shall pay to Landlord, on account towards Tenant’s share of anticipated increases in Operating Expenses and Taxes above the Operating Expenses Base or the Tax Base, respectively, one-twelfth of the total amount reasonably estimated by Landlord to be Tenant’s share thereof for such Operating Year or Tax Year.

4.	SHAFTWAY

From and after the execution date hereof, Tenant shall have, as appurtenant to the Premises, the right and easement to install, maintain and use utility lines and ventilation ducts within the shaftway for the lobby manual passenger elevator. Tenant shall be responsible, at its sole cost and expense, for the dismantling of the existing elevator in such shaftway, for properly securing the elevator doors on each floor of the Building, and for any installations, all of which work shall be performed in accordance with all Applicable Law and shall subject to the provisions of the Lease regarding Alterations.

5.	RIGHT TO PURCHASE THE PROPERTY

(a) Provided (i) this Lease is then in full force and effect, and (ii) Tenant is not in default hereunder beyond any applicable notice, grace or cure periods, and (iii) Tenant has a lease or leases in effect for and is occupying at least 3 full floors of the Building, then, commencing as of the first day of the Extension Term, and not before, in the event that Landlord shall desire to sell the Property, prior to marketing the Property to the general public, Landlord shall notify Tenant in writing of its desire to sell the Property and, for a period of 30 days following such notice, Tenant shall have the exclusive right to negotiate with Landlord regarding the purchase of the Property by Tenant; provided by granting Tenant such exclusive right to negotiate, Landlord shall not thereby be obligated in any way to sell the Property to Tenant.

(b) The foregoing rights shall not apply with respect to (i) any sale or transfer of the Property to or among the beneficiaries of Landlord, or the partners of any beneficiaries of Landlord, or any family members, or to any sale or transfer for nominal consideration (provided in the case of such a sale or transfer, the provisions of this section shall survive and remain in force and effect with respect to any subsequent sale) or (ii) a sale in connection with, or a deed in lieu of, a foreclosure, or a sale by operation of law (provided in the case of such a sale or transfer, the right of Tenant hereunder shall terminate and be of no further force and effect), and Tenants rights hereunder shall specifically be subordinate to the rights of all mortgagees.

(c) Tenant’s rights under this Section shall in any event terminate and be void and of no further force and effect upon the earlier of: (i) the end of the 12th Lease Year (December 31,

2015) or (ii) the date of the sale of the Property by Landlord following the notice and exclusive negotiation period provided for above. Tenant’s rights under this Section shall be available only to the named Tenant, Paratek Pharmaceuticals, Inc., or its nominee to take title on its behalf, if any, and upon any assignment of this Lease by the named Tenant (except for an assignment to an entity referred to in Section 17.2(a) of the Lease), the rights granted under this Section shall be void and of no further force and effect.

(d) Notwithstanding anything else to the contrary, this Section 5 shall be of no force and effect, and shall be deemed void ab initio, if, prior to the first day of the Extended Term: (i) the Property shall have been sold by Landlord (except for a sale or transfer of the Property to or among the beneficiaries of Landlord, or the partners of any beneficiaries of Landlord, or any family members, or for a sale or transfer for nominal consideration, which sale or transfer shall be subject to the rights of the Tenant hereunder); or (ii) the Property shall be under a written agreement of sale with a prospective purchaser, and subsequent to the first day of the Extended Term the Property shall be sold to such purchaser, or its nominee or assignee.

6.	RATIFICATION.

In all other respects, the Lease shall remain unmodified and in full force and effect. The Lease, as amended by this Third Amendment, is hereby ratified and confirmed by Landlord and Tenant.

7.	CERTIFICATION

Tenant hereby certifies that the Lease is in full force and effect, that there have been no other modifications or amendments thereto, that Landlord has fulfilled all of its obligations under the Lease, and Landlord is not in default under any of the terms and conditions of the Lease.

8.	BINDING

This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, in interest and assigns.

Executed as a sealed instrument as of the day and year first above written.

LANDLORD:		TENANT:

KING REAL ESTATE CORPORATION, AS TRUSTEE OF KNEELAND STREET REAL ESTATE TRUST By its Managing Agents KING ASSOCIATES LLP		PARATEK PHARMACEUTICALS, INC.

By:	/s/ Alden I. Gifford Jr.	By:	/s/ George C. Hillman
	Name: Alden I. Gifford Jr.		Name: George C. Hillman
	Title: Partner		Title: Executive Vice President